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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-19753

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities nor are we soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated October 1, 2014

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated August 6, 2014)

$

Cowen Group, Inc.

              % Senior Notes due 2021

        We are offering $            aggregate principal amount of      % senior notes due 2021 (the "Notes"). Interest on the Notes will accrue from                    , 2014 at a rate of      % per year and will be payable quarterly on                ,                ,                 and                of each year, beginning on                      . We may redeem the Notes in whole or in part at any time and from time to time before maturity at the redemption prices described under "Description of Notes—Optional Redemption."

        The Notes will be issued in minimum denominations of $25.00 and integral multiples of $25.00 in excess thereof.

        The Notes will be our senior unsecured obligations and will rank equal in right of payment with all of our existing and future senior unsecured obligations.

        We intend to apply to list the Notes on the Nasdaq Global Market. If the application is approved, we expect trading in the Notes on the Nasdaq Global Market to begin within 30 days after the original issue date. The Notes are expected to trade "flat," meaning that purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the Notes that is not included in the trading price.

        Investing in the Notes involves risks. See "Risk Factors" beginning on page S-13 of this prospectus supplement and the "Risk Factors" section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as it may be updated by our Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2014 and June 30, 2014, which are incorporated by reference into this prospectus supplement.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Per Note	Total(2)
Public Offering Price(1)%	$
Underwriting Discount(3)%	$
Proceeds to Company (before expenses)%	$

(1)
The public offering price does not include accrued interest, if any. See "Description of Notes—Trading Characteristics."

(2)
Assumes no exercise of the underwriters' over-allotment option described below.

(3)
We have agreed to reimburse the underwriters for certain expenses in connection with this offering. See "Underwriting (Conflicts of Interest)."

        We have granted the underwriters an option to purchase up to an additional $            aggregate principal amount of Notes within 30 days from the date of this prospectus supplement.

        The underwriters expect to deliver the Notes in book-entry form only through the facilities of The Depository Trust Company on or about                        , 2014.

Joint Book-Running Managers
Sterne Agee	Janney Montgomery Scott	Cowen and Company

Co-Managers
Wunderlich Securities	Incapital	JMP Securities	Ladenburg Thalmann

The date of this Prospectus Supplement is                  , 2014.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus we file with the Securities and Exchange Commission (the "SEC"). We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document contains two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering and the securities offered. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        You should read this prospectus supplement, the accompanying prospectus, and any related free writing prospectus together with additional information described under the heading "Where You Can Find More Information" in the accompanying prospectus and the documents incorporated by reference. In various places in this prospectus supplement and the accompanying prospectus, we refer you to sections for additional information by indicating the caption headings of the other sections. All cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise indicated.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus we file with the SEC. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        In this prospectus supplement, "we," "us," "our," "our company," "the registrant," "the Company" and "Cowen" each refers to Cowen Group, Inc. including its subsidiaries, unless the context indicates otherwise.

 INCORPORATION BY REFERENCE

        This prospectus supplement "incorporates by reference" information that we have filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus supplement, except for any information superseded or modified by information contained directly in this prospectus supplement or a subsequent incorporated document. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC under the Exchange Act will automatically update information in this prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus supplement.

        We incorporate by reference the documents listed below (other than any portions thereof which, under the Exchange Act and applicable SEC rules, are not deemed "filed" under the Exchange Act) and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of securities covered by this prospectus supplement:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 3, 2014 (including information specifically incorporated by reference into the Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed on April 30, 2014, as amended and supplemented by certain additional definitive proxy soliciting materials on Schedule 14A filed on May 16, 2014);

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, filed on May 8, 2014 and June 30, 2014 filed on August 7, 2014; and

  •
  Our Current Reports on Form 8-K filed on March 11, 2014, March 18, 2014, June 5, 2014, September 23, 2014 and October 1, 2014.

        All other documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of securities covered by this prospectus shall also be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the respective dates of the filing of such documents (other than any such documents, or portions thereof which, under the Exchange Act and applicable SEC rules, are not deemed "filed" under the Exchange Act). If we have incorporated by reference any statement or information in this prospectus supplement and we subsequently modify that statement or information with information contained in this prospectus supplement or a subsequent incorporated document, the statement or information previously incorporated in this prospectus supplement is also modified or superseded in the same manner.

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we file in the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC's Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

        The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for documents filed by us under the Exchange Act is 001-34516.

 ALTERNATIVE SETTLEMENT DATE

        It is expected that delivery of the Notes will be made on or about the date specified on the cover page of this prospectus supplement, which will be the            business day following the date of this prospectus supplement. Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, the purchasers who wish to trade Notes on the date of this prospectus supplement or the next succeeding            business days will be required to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of Notes who wish to trade Notes on the date of this prospectus supplement or the next succeeding            business days should consult their own advisors.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING
STATEMENTS AND OTHER FACTORS

        This prospectus supplement and the documents incorporated herein by reference contain certain forward-looking statements that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking terms such as "may," "might," "will," "would," "could," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "project," "possible," "potential," "intend," "seek" or "continue," the negative of these terms and other comparable terminology or similar expressions. In addition, our management may make forward-looking statements to analysts, representatives of the media and others. These forward-looking statements represent only the Company's beliefs regarding future events (many of which, by their nature, are inherently uncertain and beyond our control) and are predictions only, based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. In particular, you should consider the risks outlined under Item 1A—"Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent reports we have filed with the SEC.

        Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update any of these forward-looking statements after the date they are made to conform our prior statements to actual results or revised expectations, except as required by law. Further disclosures that we make on related subjects in our additional filings with the SEC should be consulted.

 SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus supplement or incorporated by reference into this prospectus supplement, as further described above under "Incorporation by Reference." This summary may not contain all the information that you should consider before investing in the Notes. To understand all of the terms of this offering and for a more complete understanding of our business, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement.

 Cowen Group, Inc.

        Cowen Group, Inc. is a diversified financial services firm and, together with its consolidated subsidiaries, provides alternative investment management, investment banking, research, and sales and trading services through its two business segments: Ramius LLC and its affiliates ("Ramius") comprise the Company's alternative investment segment, while Cowen and Company, LLC ("Cowen and Company") and its affiliates comprise the Company's broker-dealer segment. For a discussion of certain financial information broken down by segment, please see the notes to the Company's consolidated financial statements.

        Ramius is an alternative investment platform offering innovative products and solutions across the liquidity spectrum to institutional and private clients. The predecessor to this business was founded in 1994 and, through one of its subsidiaries, has been a registered investment adviser under the Investment Advisers Act of 1940 since 1997. Ramius offers investors access to strategies to meet their specific needs including small-cap activism, healthcare royalties, customized solutions, event driven equity, real estate, long/short credit and managed futures. Ramius focuses on attracting and retaining talented in-house and affiliated investment teams and providing them with institutional infrastructure, robust sales and marketing and industry knowledge. A significant portion of the Company's capital is invested alongside Ramius's alternative investment clients. Our alternative investment business had approximately $11.9 billion of assets under management as of August 1, 2014 (which does not give effect to the anticipated sale of Ramius' interest in Orchard Square Partners as discussed below under the caption "—Subsequent Events").

        Our broker-dealer businesses include research, brokerage and investment banking services to companies and institutional investor clients primarily in our target sectors: healthcare, technology, media and telecommunications, consumer, aerospace and defense, industrials, real estate investment trusts ("REITs"), clean technology, energy, metals and mining, transportation, chemicals and agriculture. We provide research and brokerage services to over 1,000 domestic and international clients seeking to trade securities, principally in our target sectors. Historically, we have focused our investment banking efforts on small to mid-capitalization public companies as well as private companies.

        We were incorporated in the State of Delaware in 2009. Our principal executive offices are located at 599 Lexington Avenue, New York, New York 10022, and our telephone number is (212) 845-7900. Our website address is www.cowen.com. Information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider information contained on our website as part of this prospectus supplement.

Principal Business Lines

Alternative Investment Business Products and Services

Hedge Fund Strategies

        The Company's hedge funds are focused on addressing the needs of institutional investors and high net worth individuals to preserve and grow allocated capital. The Company and its affiliates offer a number of single strategy hedge funds, including strategies focused on merger arbitrage, global long/short credit and small-cap activism. A subsidiary of the Company also serves as investment adviser to Ramius Event Driven Equity Fund, a mutual fund that offers U.S. investors exposure to a broad spectrum of transformative corporate events with a core focus on shareholder activism. The Company and its affiliates also manage certain multi-strategy hedge funds that are currently in wind-down. The majority of assets remaining in these funds include private investments in public companies, investments in private companies, real estate investments and special situations.

Alternative Solutions

        The Company's alternative solutions business offers a range of customized hedge fund investment and advisory solutions, including customized and commingled fund of funds, hedge fund replication, liquid alternative risk premia products, customized solutions and mutual funds to a global institutional client base. The Company's alternative solutions business also develops and manages customized investment portfolios, which may include a combination of direct hedge fund investments, liquid alternative risk premia products and hedging overlays. The Company's alternative solutions business also advises two mutual funds, Ramius Hedged Alpha Fund and Ramius Strategic Volatility Fund, which offer U.S. retail investors access to liquid alternative investment strategies.

Ramius Trading Strategies

        The Company's managed futures fund business offers investors access to returns uncorrelated with the public equity and debt markets while maintaining a strong liquidity profile. In order to achieve this objective, the Company's managed futures fund business allocates capital to various third party commodity trading advisors that pursue a managed futures strategy in a managed account format. The Company's managed futures fund business serves as investment adviser to various accounts including the State Street/Ramius Managed Futures Strategy Fund, a mutual fund that, along with SSgA Funds Management Inc. as sub-advisor, offers U.S. investors access to a multi-manager strategy that seeks to capture returns tied to a combination of global macroeconomic trends in the commodity futures and financial futures markets and interest income and capital appreciation.

Real Estate

        The Company's real estate business focuses on generating attractive, risk adjusted returns by using our owner/manager approach to underwriting, structuring, financing and redevelopment of all real estate property types since 1999. This approach emphasizes a focus on real estate fundamentals and potential market inefficiencies. The RCG Longview platform provides senior bridge loans, subordinated mortgages, mezzanine loans, and preferred equity through its debt fund series, and makes equity investments through its equity fund. As of December 31, 2013, the members of the general partners of the RCG Longview platform and its affiliates, independent of the RCG Longview funds, collectively owned interests in and/or managed over 21,000 apartments and approximately 20 million square feet of commercial space for their own accounts. As of December 31, 2013, the Ramius Urban American funds owned interests in and managed approximately 9,000 multi family housing units in the New York metropolitan area. The Company's ownership interests in the various general partners of the RCG Longview funds and Ramius Urban American Funds range from 20% to 55%.

HealthCare Royalty Partners ("HRP")

        The Company's healthcare royalties business invests principally in commercial-stage biopharmaceutical products and companies through the purchase of royalty or synthetic royalty interests and structured debt and equity instruments (through the funds managed by HRP (the "HRP Funds")). The HRP Funds seek these royalty interests in end-user sales of commercial-stage or near commercial-stage medical products such as pharmaceuticals, biotechnology products and medical devices. We share the net management fees from the HRP Funds equally with the founders of the HRP Funds. In addition, we have interests in the general partners of the HRP Funds ranging from 25% to 40.2%.

Broker-Dealer Business

Investment Banking

        Our investment banking professionals are focused on providing strategic advisory and capital raising services to U.S. and international public and private companies in our target sectors. By focusing on Cowen and Company's target sectors over a long period of time, we have developed a significant understanding of the unique challenges and demands with respect to public and private capital raising and strategic advice in these sectors. Our advisory and capital raising capabilities begin at the early stages of a private company's accelerated growth phase and continue through its evolution as a public company. Our advisory business focuses on mergers and acquisitions, including providing fairness opinions and providing advice on other strategic transactions. Our capital markets capabilities include equity, including private investments in public equity and registered direct offerings, credit and fixed income, including public and private debt placements, exchange offers, consent solicitations and tender offers, as well as origination and distribution capabilities for convertible securities. We have a unified capital markets group which we believe allows us to be effective in providing cohesive solutions for our clients. Historically, a significant majority of Cowen and Company's investment banking revenue has been earned from high-growth small and mid-capitalization companies. Cowen, from time to time, may invest in capital raising transactions of its clients.

Brokerage

        Our team of brokerage professionals serves institutional investor clients in the United States and internationally. Cowen and Company trades common stocks, listed options and equity-linked securities on behalf of its clients. We also provide our clients with an electronic execution suite. As a result of our acquisition of ATM USA, LLC ("ATM USA") and Algorithmic Trading Management, LLC ("ATM LLC"), we provide global, multi-asset class algorithmic execution trading models to both buy side and sell side clients as well as offering execution capabilities relating to these trading models through ATM Execution LLC (formerly Cowen Capital LLC). In addition, we now engage in the securities lending business through Cowen Equity Finance. We have relationships with over 2,000 institutional investor clients. Our brokerage team is comprised of experienced professionals dedicated to Cowen and Company's target sectors, which allows us to develop a level of knowledge and focus that we believe differentiates our brokerage capabilities from those of many of our competitors. We tailor our account coverage to the unique needs of our clients. We believe that our sector traders are able to provide superior execution because of their knowledge of the interests of our institutional investor clients in specific companies in Cowen and Company's target sectors.

        Our sales professionals also provide our institutional investor clients with access to the management of our investment banking clients outside the context of financing transactions. These meetings are commonly referred to as non-deal road shows. Non-deal road shows allow our investment banking clients to increase their visibility within the institutional investor community while providing our institutional investor clients with the opportunity to further educate themselves on companies and industries through meetings with management. We believe Cowen and Company's deep relationships with company management teams and its sector-focused approach provide us with broad access to management for the benefit of our institutional investor and investment banking clients.

Research

        As of December 31, 2013, we had a research team of 42 senior analysts covering approximately 700 companies. Within our coverage universe, approximately 25% are healthcare companies, 19% are

TMT (technology, media and telecom) companies, 19% are energy companies, 12% are capital goods and industrial companies, 11% are basic materials companies, 7% are consumer companies, and 6% are REITs. Our differentiated approach to research focuses our analysts' efforts toward delivering specific investment ideas and de-emphasizes maintenance research. We sponsor a number of conferences every year that are focused on our target sectors and sub-sectors. During these conferences we highlight our investment research and provide significant investor access to corporate management teams.

New Commercial Finance Company

        Cowen plans to organize a commercial finance company, which we refer to as Cowen Finance, that would structure, underwrite and syndicate a broad range of loans to middle market commercial borrowers. It is expected that Cowen Finance will syndicate the loans originated or arranged by it to third party investors, while selectively holding a small portion of this originated or arranged volume in a loan portfolio. Cowen also anticipates that Cowen Finance will work together with Cowen and Company's investment bank and debt capital markets business to originate, syndicate and utilize Cowen's capital to provide a broad range of credit solutions to Cowen's corporate clients.

        Cowen currently expects to make an initial equity investment of up to $125.0 million. A portion of this initial investment will be funded with a portion of the net proceeds of this offering, with the balance being funded, as needed, from Cowen's existing resources. Cowen's total investment in Cowen Finance may be increased from time to time in the future and may be in the form of equity, loans or other credit support. Cowen Finance's lending and risk activities will be managed separately from Cowen's investment bank as a separate entity. In addition, as part of Cowen Finance's ongoing operations, Cowen expects that Cowen Finance will incur substantial indebtedness, which will be nonrecourse to Cowen and its subsidiaries that are "restricted subsidiaries" under the terms of the indenture governing the Notes. Cowen intends to designate the entities operating the Cowen Finance business as "unrestricted subsidiaries" under the indenture governing the Notes. As "unrestricted subsidiaries," Cowen Finance and its subsidiaries would not be subject to any of the restrictive covenants of the indenture. The indenture does not restrict the Company or its subsidiaries from making investments, including investments in unrestricted subsidiaries.

Subsequent Events

        On September 29, 2014, Ramius entered into an agreement with Neuberger Berman pursuant to which Neuberger Berman will purchase Ramius' interest in Orchard Square Partners, which manages a global long/short credit investment strategy with approximately $475 million in client assets. The transaction is expected to close on December 31, 2014.

 The Offering

Issuer	Cowen Group, Inc.
Title of the Securities	% Senior Notes due 2021.
Aggregate Principal Amount Offered:	$
Over-Allotment Options	The underwriters may also purchase from us up to an additional $ aggregate principal amount of the Notes to cover overallotments, if any, within 30 days of the date of this prospectus supplement.
Initial Public Offering Price	100% of the aggregate principal amount.
Denominations	The Notes will be issued in denominations of $25.00 or in integral multiples of $25.00.
Listing

The Company intends to apply to list the Notes on the Nasdaq Global Market. If the application is approved, the Company expects trading in the Notes on the Nasdaq Global Market to begin within 30 days after the original Issue Date.

Maturity Date	, 2021.
Issue Date	, 2014.
Interest

            % per year, payable quarterly in arrears on                        ,                         ,                         and                         of each year, beginning                        . If an interest payment date falls on a day other than a business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

Optional Redemption

Prior to                        , 2017, we may redeem the Notes at any time in whole or from time to time in part, at our option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest thereon to the redemption date (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date), plus a "make-whole" amount, if any.

On and after , 2017, we may redeem the Notes as a whole at any time or in part from time to time, at our option, at the redemption prices described under "Description of Notes—Optional Redemption.
Repurchase Upon a Change of Control

If we experience a Change of Control (as defined under "Description of the Notes—Repurchase at the Option of Holders upon a Change of Control"), we must offer to repurchase the Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest thereon. See "Description of the Notes—Repurchase at the Option of Holders upon a Change of Control."

Ranking

The Notes will be our senior unsecured obligations, and will rank equal in right of payment with all of our current and future senior unsecured obligations. The Notes will effectively rank junior in right of payment to all existing and future debt and other liabilities (including trade payables) of our subsidiaries. In addition, since the Notes are unsecured, the Notes will also effectively rank junior in right of payment to any secured debt that we have outstanding to the extent of the value of the assets securing such debt. As of June 30, 2014, our total consolidated indebtedness was $219.8 million. This does not include the indebtedness incurred under the Notes or any indebtedness we expect to incur in connection with Cowen Finance. Of this amount, $63.4 million was secured indebtedness of our subsidiaries and $6.9 million represented short-term borrowings and other liabilities of our subsidiaries (excluding intercompany obligations and liabilities), to all of which subsidiary indebtedness the Notes would have been effectively subordinated with respect to the assets of such subsidiaries. The remaining $149.5 million of indebtedness represented the senior unsecured convertible notes of Cowen Group, Inc.

Certain Covenants	The indenture governing the Notes contains covenants that, among other things, limit the Company's and its Restricted Subsidiaries' ability to:
• incur debt or issue preferred stock;
• pay dividends or make distributions on their capital stock, or purchase, redeem or otherwise acquire their capital stock;
• grant liens securing indebtedness of the Company without securing the Notes equally and ratably;
and the ability of the Restricted Subsidiaries of the Company to:
• guarantee indebtedness of the Company without guaranteeing the Notes.

These covenants are subject to a number of important qualifications and exceptions which are described under "Description of Notes—Certain Covenants." In addition, the first two of these covenants will be suspended if at least two of Standard & Poor's Ratings Services, Moody's Investors Service Inc. and Fitch Ratings, Inc. assign the Notes an investment grade rating and no default exists with respect to the Notes, all as more particularly described under "Description of Notes—Covenant Suspension."

Use of Proceeds

The Company intends to use the net proceeds of this offering (i) to capitalize Cowen Finance, a new commercial finance company being formed by the Company and (ii) for general corporate purposes. See "Use of Proceeds" and "Summary—Cowen Group, Inc.—New Commercial Finance Company."

Risk Factors

Investing in the Notes involves risks. See "Risk Factors" in this prospectus supplement as well as the "Risk Factors" section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2014 and June 30, 2014 and subsequent reports we have filed with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of factors you should consider carefully before deciding to invest in the Notes.

Sinking Fund	The Notes will not be subject to any sinking fund.
Form of Notes

The Notes will be represented by global securities that will be deposited with or on behalf of, and registered in the name of, The Depository Trust Company ("DTC") or its nominee. Except in limited circumstances, you will not receive certificates for the Notes. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Notes through either DTC, if they are a participant, or indirectly through organizations which are participants in DTC.

Governing Law	The Notes and the indenture under which the Notes are being issued will be governed by and construed in accordance with the laws of the State of New York.
Trustee	The Bank of New York Mellon.
Conflict of Interest

Our affiliate, Cowen and Company, LLC, is one of the book-running managers of this offering. As our affiliate, Cowen and Company, LLC would be deemed to have a "conflict of interest" with us under Rule 5121 of the Financial Industry Regulatory Authority, Inc. ("FINRA") with regard to the offering of the Notes. Therefore, the offering of the Notes will be conducted in compliance with the applicable requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a "qualified independent underwriter" is not required in connection with this offering as the member primarily responsible for managing the public offering does not have a conflict of interest, is not an affiliate of any member that has a conflict of interest and meets the requirements of paragraph (f)(12)(E) of FINRA Rule 5121. Cowen and Company,  LLC will not confirm initial sales to any discretionary accounts over which it has authority without the prior specific written approval of the customer. See "Underwriting (Conflicts of Interest)—Conflicts of Interest."

 Summary Financial Data

        The summary financial data as of and for the years ended December 31, 2013, 2012 and 2011 have been derived from our audited financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus. The summary financial data as of and for the six months ended June 30, 2014 and 2013 have been derived from our unaudited financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus and, in the opinion of management, reflect all adjustments necessary for a fair statement of our results and financial position for such periods. The quarterly results are not necessarily indicative of the results for the full year. The consolidated financial information presented below should be read in conjunction with our consolidated financial statements and the notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Six months ended June 30,		Year ended December 31,
	2014	2013	2013	2012	2011
	(dollars in thousands)
Income Statement Data:
Revenues
Investment banking	$79,854	$42,737	$105,333	$71,762	$50,976
Brokerage	66,141	58,121	114,593	91,167	99,611
Management fees	18,616	19,191	37,303	38,116	52,466
Incentive income	5,222	4,565	12,586	5,411	3,265
Interest and dividends	21,712	19,842	39,454	24,608	22,306
Reimbursement from affiliates	4,918	2,699	9,161	5,239	4,322
Other revenues	1,307	963	5,418	3,668	1,583
Consolidated Funds revenues	1,809	330	3,398	509	749

Total revenues	199,579	148,448	327,246	240,480	235,278
Expenses
Employee compensation and benefits	131,965	91,730	207,248	194,034	203,767
Non-compensation expense (excluding goodwill impairment)	81,267	77,075	151,630	131,190	161,955
Goodwill impairment	—	—	—	—	7,151
Consolidated Funds expenses	700	919	2,039	1,676	2,782

Total expenses	213,932	169,724	360,917	326,900	375,655
Other income (loss)
Net gain (loss) on securities, derivatives and other investments	34,391	16,801	40,924	55,665	15,128
Bargain purchase gain	—	—	—	—	22,244
Consolidated Funds net gains (losses)	7,712	9,076	11,044	7,246	4,395

Total other income (loss)	42,103	25,877	51,968	62,911	41,767

Income (loss) before income taxes	27,750	4,601	18,297	(23,509)	(98,610)

Income taxes expense (benefit)	125	334	457	448	(20,073)

Net income (loss) from continuing operations	27,625	4,267	17,840	(23,957)	(78,537)

Net income (loss) from discontinued operations, net of tax	—	—	—	—	(23,646)

Net income (loss)	27,625	4,267	17,840	(23,957)	(102,183)

Income (loss) attributable to redeemable non-controlling interests in consolidated subsidiaries and funds	9,403	5,750	13,193	(72)	5,827

Net income (loss) attributable to Cowen Group, Inc. stockholders	$18,222	$(1,483)	$4,647	$(23,885)	$(108,010)

	As of June 30,		As of December 31,
	2014	2013	2013	2012	2011
	(dollars in thousands)
Balance Sheet Data:
Total assets	$3,572,174	$1,578,995	$1,842,000	$1,638,476	$1,535,838
Total liabilities	2,944,227	981,307	1,248,420	1,057,664	922,786
Redeemable non-controlling interests	92,935	91,562	85,814	85,703	104,587

Total Stockholders' Equity	$535,012	$506,126	$507,766	$495,109	$508,465

RISK FACTORS

        An investment in the Notes involves a high degree of risk. In addition to the other information included in this prospectus supplement and the accompanying prospectus, you should carefully consider each of the following risk factors and those set forth in the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for the periods ended March 31, 2014 and June 30, 2014, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. You should carefully consider all these risk factors in addition to the other information presented or incorporated by reference in this prospectus supplement.

Risks Related to the Notes

The Notes will be effectively subordinated, or junior in right of payment, to our secured indebtedness and to the indebtedness and other obligations of our subsidiaries.

        The Notes will be our general unsecured senior obligations ranking effectively junior in right of payment to all of our existing and future secured debt, to the extent of the value of the collateral securing such debt. If we are declared bankrupt, become insolvent or are liquidated or reorganized, our secured creditors will be entitled to be paid in full from the proceeds of the collateral securing such secured obligations before any such proceeds may be applied to make payments on the Notes. Holders of the Notes will participate ratably in our remaining assets with all holders of our existing and future unsecured indebtedness that is not expressly subordinated to Notes and all of our other general unsecured obligations, including trade payables, based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, there may not be sufficient assets to pay amounts due on the Notes in full. As a result, holders of the Notes would likely receive less, ratably, than holders of secured indebtedness.

        At their issuance, the Notes are our sole obligation and are not guaranteed by any of our subsidiaries. Our subsidiaries are separate and distinct legal entities and they have no obligation, contingent or otherwise, to pay any amounts due on the Notes or to make any funds available therefor, whether by dividends, fees, loans or otherwise. Any right we have to receive any assets of any of our subsidiaries upon any liquidation, dissolution, winding up, bankruptcy, insolvency or similar proceedings (and the consequent right of the holders of our indebtedness, including the Notes, to participate in the distribution of, or to realize proceeds from, those assets) will be effectively subordinated to the claims of any such subsidiary's creditors, including trade creditors. Accordingly, the Notes will be effectively subordinated to all indebtedness and other liabilities of our subsidiaries. In addition, since the Notes are unsecured, the Notes will also effectively rank junior in right of payment to any secured debt that we have outstanding to the extent of the value of the assets securing such debt. As of June 30, 2014, our total consolidated indebtedness was $219.8 million. This does not include the indebtedness incurred under the Notes or any indebtedness we expect to incur in connection with Cowen Finance. Of this amount, $63.4 million was secured indebtedness of our subsidiaries and $6.9 million represented short-term borrowings and other liabilities of our subsidiaries (excluding intercompany obligations and liabilities), to all of which subsidiary indebtedness the Notes would have been effectively subordinated with respect to assets of such subsidiaries. The remaining $149.5 million of indebtedness represented the senior unsecured convertible notes of Cowen Group, Inc.

        The indenture governing the Notes limits, but does not prohibit us or our subsidiaries from incurring additional debt in the future, including secured debt. For example, one of the exceptions to the "Limitation on Indebtedness" covenant permits us and our subsidiaries to incur an unlimited amount of Permitted Funding Debt (as defined under "Description of the Notes—Certain Definitions"), and the interest expense on any Permitted Funding Debt is excluded from the calculation of Consolidated Interest Expense when calculating the Consolidated Fixed Charge Coverage Ratio of such covenant. See the covenants "Limitation on Indebtedness" and "Limitation on Liens Securing

Indebtedness of the Company" and related definitions under "Description of the Notes—Certain Definitions" for other exceptions to such covenants, allowing us or our subsidiaries to incur additional debt, including secured debt. To the extent we incur additional secured debt or our subsidiaries incur additional debt, the risks of subordination described above will increase.

We are a holding company and rely upon our subsidiaries for cash flow to make payments of principal and interest on the Notes.

        We are a holding company with no business operations or assets other than the capital stock of our direct and indirect subsidiaries. Consequently, we will be dependent on dividends, distributions, loans and other payments from these subsidiaries to make payments of principal and interest on the Notes. The ability of our subsidiaries to pay dividends and make other payments to us will depend on their cash flows and earnings, which, in turn, will be affected by all of the factors discussed in our most recent Annual Report on Form 10-K and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 on file with the SEC. The ability of our direct and indirect subsidiaries to pay dividends and make distributions to us may be restricted by, among other things, applicable laws and regulations and by the terms of any debt agreements or other agreements into which they enter. If we are unable to obtain funds from our direct and indirect subsidiaries as a result of restrictions under their debt or other agreements, applicable laws and regulations or otherwise, we may not be able to pay cash interest or principal on the Notes when due.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

        Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the Notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

Certain restrictive covenants in the indenture governing the Notes will be suspended if the Notes achieve investment grade ratings.

        Some of the restrictive covenants in the indenture governing the Notes will be suspended if the Notes achieve investment grade ratings from at least two of Moody's Investors Service, Inc., Standard & Poor's Rating Services and Fitch Ratings, Inc., and no default or event of default has occurred. If these restrictive covenants cease to apply, we may take actions, such as incurring additional debt or making certain dividends or distributions that would otherwise be prohibited under the indenture. Ratings are given by these rating agencies based upon analyses that include many subjective factors. We cannot assure you that the Notes will achieve investment grade ratings, nor can we assure you that investment grade ratings, if achieved, will reflect all of the factors that would be important to holders of the Notes.

The Notes are not rated and the issuance of a credit rating could adversely affect the market price of the Notes.

        At their issuance, the Notes will not be rated by any credit rating agency. Following their issuance, the Notes may be rated by one or more of the credit rating agencies. If the Notes are rated, the rating could be lower than expected, and such a rating could have an adverse effect on the market price of the Notes. Furthermore, credit rating agencies revise their ratings from time to time and could lower or withdraw any rating issued with respect to the Notes. Any real or anticipated downgrade or withdrawal of any ratings of the Notes could have an adverse effect on the market price or liquidity of the Notes.

        Ratings reflect only the view of the issuing credit rating agency or agencies and are not recommendations to purchase, sell or hold any particular security, including the Notes. In addition, ratings do not reflect market prices or suitability of a security for a particular investor, and any future rating of the Notes may not reflect all risks related to the Company and its business or the structure or market value of the Notes.

We cannot assure you that an active trading market will develop for the Notes.

        Prior to this offering, there has been no trading market for the Notes and, although we intend to apply to list the Notes on the Nasdaq Global Market, we cannot assure you that an active trading market will develop for the Notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the Notes may be adversely affected. In that case you may not be able to sell your Notes at a particular time or you may not be able to sell your Notes at a favorable price.

Changes in the credit markets could adversely affect the market price of the Notes.

        Following the offering, the market price for the Notes will be based on a number of factors, including:

  •
  the prevailing interest rates being paid by other companies similar to us; and

  •
  the overall condition of the financial markets.

        The condition of the credit markets and prevailing interest rates have fluctuated in the past and can be expected to fluctuate in the future. Fluctuations in these factors could have an adverse effect on the price and liquidity of the Notes.

An increase in market interest rates could result in a decrease in the relative value of the Notes.

        In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase these Notes and market interest rates increase, the market values of your Notes may decline. We cannot predict the future level of market interest rates.

We could enter into various transactions that could increase the amount of our outstanding debt, or adversely affect our capital structure or credit rating, or otherwise adversely affect holders of the Notes.

        Subject to certain exceptions, the terms of the Notes do not prevent us from entering into a variety of acquisition, divestiture, financing, recapitalization or other highly leveraged transactions. As a result, we could enter into any such transaction even though the transaction could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or credit rating or otherwise adversely affect the holders of the Notes.

Redemption may adversely affect your return on the Notes.

        We have the right to redeem some or all of the Notes prior to maturity, as described under "Description of the Notes—Optional Redemption." We may redeem the Notes at times when prevailing interest rates may be relatively low compared to rates at the time of issuance of the Notes. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the Notes.

We may not be able to repurchase the Notes upon a change of control.

        Upon the occurrence of specific kinds of change of control triggering events, we will be required to offer to repurchase the Notes. The source of funds for any such purchase of the Notes will be our available cash or cash generated from our subsidiaries' operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the Notes upon a change of control because we may not have sufficient financial resources to purchase all of the Notes that are tendered upon a change of control. In addition, our ability to repurchase the Notes may be limited by law, by regulatory authority or by agreements governing our future indebtedness. Our failure to repurchase Notes at a time when the repurchase is required by the indenture would constitute a default under the indenture. A default under the indenture or the change of control itself could also lead to a default under agreements governing our existing and future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the Notes. Our outstanding indebtedness contains and any of our future debt agreements may contain similar provisions.

You may not be able to determine when a change of control has occurred.

        The definition of change of control in the indenture governing the Notes includes a phrase relating to the sale, lease or transfer of "all or substantially all" of our assets. There is no precisely established definition of the phrase "substantially all" under applicable law. Accordingly, your ability to require us to repurchase your Notes as a result of a sale, lease or transfer of less than all of our assets to another individual, group or entity may be uncertain.

Risks Related to Cowen Finance

We expect that the entities operating the Cowen Finance business will not be subject to any of the restrictive covenants or the indenture governing the Notes.

        We intend to designate the entities operating the Cowen Finance business as "unrestricted subsidiaries" under the terms of the indenture governing the Notes. As "unrestricted subsidiaries," Cowen Finance and its subsidiaries would not be subject to any of the restrictive covenants of the indenture. In addition, the indenture governing the Notes does not restrict the Company or its subsidiaries from making investments, including investments in unrestricted subsidiaries.

The operations of our new commercial finance company may not be as successful as we anticipate.

        The commercial finance company, Cowen Finance, will represent a new business line for us distinct from our alternative investment business and our broker-dealer business upon which we have traditionally focused. Going forward, we anticipate that Cowen Finance will constitute a significant portion of our business; however this business may not be as successful as we anticipate or as successful as our existing businesses.

We may not be able to provide or raise sufficient capital to support our new commercial finance company.

        In addition to our initial equity investment of up to $125.0 million, additional debt or equity financing or further equity commitments by us may be necessary to fund the operations of Cowen Finance in the future. If we are unable to provide sufficient capital on terms favorable to us, we may not be able to build Cowen Finance's business, expand the business in the future, or otherwise respond to changing business conditions or competitive pressures. Any of these factors could negatively impact our ability to successfully operate our new business which may adversely affect our business and future results of operations.

Cowen Finance will require significant financing to operate its business and our potential financing sources may expose us to additional risks.

        We expect that Cowen Finance will incur significant indebtedness in the ordinary course of its operations, which may take the form of bank credit facilities, debt securities, secured revolving lines of credit utilized to fund loan commitments until Cowen Finance is able to transfer all or a portion of such loan commitments to other lenders through its syndication efforts. Such debt financing may also involve the use of derivatives, securitizations, or other financing facilities. We cannot assure you that we will be able to obtain, maintain, or renew Cowen Finance's financing facilities on terms favorable to it or at all. Furthermore, any financing facility that Cowen Finance enters into will likely be subject to conditions and restrictive covenants relating to its operations, which may inhibit its ability to grow its business. Any of the foregoing may adversely affect our business and future results of operations.

We face numerous uncertainties and risks as we enter the commercial finance business.

        Operating a commercial finance business that would structure, underwrite and syndicate a broad range of loans to middle market commercial borrowers involves a variety of risks including, among others:

  •
  legal limitations (whether in a borrower's bankruptcy proceedings or otherwise) on the right of Cowen Finance to accelerate and foreclose on collateral;

  •
  misleading, inaccurate or incomplete information received from potential borrowers and guarantors;

  •
  risks associated with loans to middle market companies, generally, such as (i) limited liquidity and secondary market support, (ii) the possibility that earnings of the obligors may be insufficient to meet their debt service, (iii) the declining creditworthiness and potential for insolvency of the obligors of such loans during periods of economic downturn, (iv) the obligors often being small or mid-size companies representing only local or regional interests and consequently being more susceptible to adverse economic, weather or other conditions that may only impact certain locales or geographic areas and (v) limited historical default data;

  •
  lower interest income due to unanticipated prepayments (including voluntary prepayments by the borrowers and liquidations due to defaults and foreclosures) on Cowen Finance loans;

  •
  our inability to build on our relationships with financial sponsors, and successfully implement cost-effective strategies to finance Cowen Finance's growth, which depends, to a significant extent, on the continued growth and success of our investment banking business;

  •
  unsuccessful syndication or securitization of a loan due to unanticipated changes in market conditions or lender or investor sentiment, borrower credit deterioration, incomplete or inadequate due diligence, unanticipated adverse changes relating to the borrower or incorrect pricing;

  •
  competition from commercial banks, diversified finance companies, asset-based lenders, specialty finance companies, business development companies, private equity funds, investment funds and investment banks;

  •
  our inability to identify, attract and retain a sufficient number of skilled employees to operate Cowen Finance;

  •
  inability to establish sufficient reserves for potential losses;

  •
  unforeseen financial, managerial, regulatory and operational obstacles or costs; and

  •
  economic recessions or downturns in the U.S. economy generally or fluctuating interest rates which, in either case, may reduce Cowen Finance's underwriting and investment opportunities, increase portfolio losses, limit Cowen Finance's financing flexibility and increase its syndication and liquidity risks.

        Any of the foregoing events could harm our business and future results of operations.

 USE OF PROCEEDS

        We estimate that the net proceeds to us from this offering will be approximately $             million (or $             million if the underwriters exercise their option to purchase additional Notes in full), after deducting the underwriting discount and offering expenses payable by us.

        We intend to use the net proceeds of this offering (i) to capitalize Cowen Finance, a new commercial finance company being organized by the Company, and (ii) for general corporate purposes. See "Summary—Cowen Group, Inc.—New Commercial Finance Company."

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the ratio of earnings to fixed charges for each of the periods presented. For purposes of computing this ratio, earnings consist of pre-tax net income (loss) before non-controlling interests and adjustment for income (loss) from equity investees plus fixed charges to the extent that these charges are included in the determination of earnings and distributed income of equity investees. Fixed charges consist of interest expense, amortization of debt discount and capitalized debt costs and the portion of rental expense that represents an appropriate interest factor.

		Year ended December 31,
	Six Months Ended June 30, 2014
		2013	2012	2011	2010	2009
Ratio of earnings to fixed charges	3.92	2.36	—	—	—	—

        For the years ended December 31, 2012, 2011, 2010 and 2009, we had earnings-to-fixed charges deficiencies of approximately $23.1 million, $83.8 million, $26.5 million and $7.1 million, respectively.

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2014:

  •
  on an actual basis; and

  •
  on an adjusted basis to give effect to this offering, after the payment of the underwriting discount and estimated fees and expenses of $                related to this offering as if it occurred on that date.

        The actual data are derived from our audited consolidated financial statements. You should read this table in conjunction with "Summary—Summary Financial Data," which appears elsewhere in this prospectus supplement, and our unaudited interim consolidated financial statements and related notes and the discussion of our liquidity and capital resources as of June 30, 2014 incorporated by reference in this prospectus supplement.

	June 30, 2014	June 30, 2014
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents	$75,012

Long-term debt
3% Convertible Senior Notes due 2019	$149,500	$149,500
Senior Notes offered hereby	—

Total long-term debt	$149,500

Total stockholders' equity	$535,012

Total capitalization	$684,512

 LEGAL PROCEEDING

        On May 28, 2014, Energy Intelligence Group, Inc. and Energy Intelligence Group UK (collectively, "EIG") filed a lawsuit against Cowen and Company, LLC in the United States Court for the Southern District of New York (Energy Intelligence Group, Inc. and Energy Intelligence Group UK v. Cowen and Company, LLC, No. 14-CV-3789). The complaint alleges copyright infringement based on alleged impermissible distribution of EIG's publication, Oil Daily, by Cowen and Company, LLC, and Dahlman Rose & Company, LLC, as Cowen's alleged predecessor-in-interest. EIG is seeking statutory damages based on alleged willful infringement of their copyrights. The Company intends to vigorously defend against this lawsuit. On July 22, 2014, the action was referred to a federal Magistrate Judge for the purpose of settlement, staying Cowen's time to answer until the parties have completed settlement discussions. On September 18, 2014, the parties attended a mediation before the federal Magistrate Judge. The case is in its preliminary stages so the Company cannot predict the outcome. The Company does not expect this case to have a material effect on its financial position, but it could have a material effect on its results of operations in the period in which the matter is resolved.

 DESCRIPTION OF THE NOTES

        The following description of the particular terms of the Notes supplements the description of the general terms and provisions of the "debt securities" set forth in the accompanying prospectus, to which reference is made. References to "we," "us," "our," "Cowen Group" and "the Company" in this section are only to Cowen Group, Inc. and not to its subsidiaries. For the definition of certain capitalized terms used in this section, see "—Certain Definitions" below.

General

        The Notes will be issued under an indenture to be dated as of                      , 2014, between us and The Bank of New York Mellon, as Trustee, the form of which is filed as an exhibit to the Registration Statement, as amended and supplemented by a supplemental indenture to be dated as of                      , 2014, between us and the Trustee (as so amended and supplemented or otherwise modified from time to time, the "Indenture"). The Notes will be a separate series of our "senior debt securities" (as that term is used in the accompanying prospectus).

        We will initially issue a total of $            aggregate principal amount of Notes. We have granted the underwriters an option, to purchase up to an additional $             aggregate principal amount of Notes, within 30 days from the date of this prospectus supplement.

        Subject to the covenant described below under the caption "—Certain Covenants—Limitation on Indebtedness," we are permitted to issue debt securities from time to time in one or more series under the Indenture. We may from time to time, without giving notice to or seeking the consent of the holders of the Notes, issue additional senior debt securities under the Indenture having the same terms (except for the issue date, and, in some cases, the public offering price, the initial interest accrual date, and the first interest payment date) as, and ranking equally and ratably with, the Notes ("Additional Notes"), provided that such Additional Notes constitute a qualified reopening of the original Notes pursuant to Treasury Regulation Section 1.1275-2(k). The Notes and any Additional Notes that may be issued will be treated as a single class for all purposes under the Indenture, including with respect to waivers, amendments, redemptions and Change of Control Offers. Unless the context otherwise requires, references to the "Notes" for all purposes under the Indenture and in this "Description of the Notes" include any Additional Notes that are issued.

        The Notes will mature on                , 2021. Interest on the Notes will accrue from                      , 2014 at a rate of        % per year and will be payable quarterly on                 ,                ,                 and                (each an "Interest Payment Date"), commencing on                ,        . On an Interest Payment Date, interest will be paid to the persons in whose names the Notes were registered as of the record date which shall be the first day of the month preceding the respective Interest Payment Date (whether or not a business day).

        The amount of interest payable for any period will be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any period shorter than a full quarterly interest period will be computed on the basis of the number of days elapsed in a 90-day quarter of three 30-day months. If any Interest Payment Date falls on a Saturday, Sunday, legal holiday in the City of New York or a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to close, then payment of interest will be made on the next succeeding business day and no additional interest will accrue because of the delayed payment.

        The Notes will be available for purchase in denominations of $25 and integral multiples of $25 in book-entry form only. See "—Book-Entry System; Delivery and Form."

Ranking

        The Notes will be our senior unsecured obligations, and will rank equal in right of payment with all of our current and future senior unsecured obligations.

        Substantially all of our operations are conducted through our subsidiaries. The Notes will not be guaranteed by any of our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due with respect to the Notes or to make any funds available therefor, whether by dividends, loans or other payments. Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and, therefore, the right of the holders of the Notes to participate in those assets will be subject to prior claims of creditors of the subsidiary. As a result, the Notes will effectively rank junior in right of payment to all existing and future debt and other liabilities (including trade payables) of our subsidiaries. In addition, since the Notes are unsecured, the Notes will also effectively rank junior in right of payment to any secured debt that we have outstanding to the extent of the value of the assets securing such debt. As of June 30, 2014, our total consolidated indebtedness was $219.8 million. Of this amount, $63.4 million was secured indebtedness of our subsidiaries and $6.9 million represented short-term borrowings and other liabilities of our subsidiaries (excluding intercompany obligations and liabilities), to all of which subsidiary indebtedness the Notes would have been effectively subordinated with respect to the assets of such subsidiaries. The remaining $149.5 million of indebtedness represented the senior unsecured convertible notes of Cowen Group, Inc. This does not include the indebtedness incurred under the Notes or any indebtedness we expect to incur in connection with Cowen Finance.

        On the Issue Date, all of the Company's subsidiaries will be Restricted Subsidiaries other than one of the Company's subsidiaries that has no material assets and from which the Company derives management fees. As of June 30, 2014, this subsidiary accounted for 0.11%, 3.66% and 3.20% of the total assets, total revenues and Economic Income (as such term is used in the Company's financial statements), respectively, of the Company and its consolidated subsidiaries, taken as a whole. As discussed above under the caption "Summary—New Commercial Finance Company", the Company plans to enter the commercial finance business. The subsidiaries to be organized by the Company to engage in its commercial finance business and their respective subsidiaries are also expected to be designated as Unrestricted Subsidiaries. Except during a Suspension Period, the Board of Directors of the Company may designate any Subsidiary, including a Restricted Subsidiary, to be an Unrestricted Subsidiary, provided that the conditions described under the caption "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries" are satisfied. Any subsidiary of the Company that is designated as an Unrestricted Subsidiary will not be subject to any of the restrictive covenants set forth in the Indenture and the Indenture does not limit the Company or any Restricted Subsidiary from making investments, including investments in Unrestricted Subsidiaries.

Trading Characteristics

        We expect the Notes to trade at a price that takes into account the value, if any, of accrued and unpaid interest. This means that purchasers will not pay, and sellers will not receive, accrued and unpaid interest on the Notes that is not included in their trading price. Any portion of the trading price of a Note that is attributable to accrued and unpaid interest will be treated as a payment of interest for U.S. federal income tax purposes and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the Notes. See "Material Federal Income Tax Considerations" below.

Optional Redemption

        Prior to                , 2017, we may redeem the Notes as a whole at any time or in part from time to time, at our option, upon not less than 30 nor more than 60 days notice, at a redemption price, as determined by us, equal to the sum of (i) 100% of the principal amount of the Notes being redeemed plus any accrued and unpaid interest to, but not including, the redemption date (subject to the right of holders on the relevant record date to receive interest due on the relevant Interest Payment Date) plus (ii) the Make-Whole Amount, if any.

        "Make-Whole Amount" shall mean, in connection with any optional redemption of any Note, the excess, if any of (i) the present value as of the date of such redemption of (a) the redemption price of

such Note on                , 2017 (such redemption price being described below in the next paragraph) plus (b) all remaining required interest payments due on such Note through and including the payment due on                , 2017 (exclusive of any interest accrued to the redemption date), determined by discounting, on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (determined on the second Business Day preceding the redemption date) plus 50 basis points, over (ii) the aggregate principal amount of such Note being redeemed. The Trustee shall have no responsibility for calculating such Make-Whole Amount.

        On and after                , 2017, we may redeem the Notes in whole at any time or in part from time to time, at our option, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on                of the year set forth below:

Year	Percentage
2017		%
2018		%
2019		%
2020 and thereafter	100.00%

        In addition, we will pay any interest accrued but unpaid to the redemption date (subject to the right of the holders on the relevant record date to receive interest due on the relevant Interest Payment Date).

        We are not required to establish a sinking fund to retire the Notes prior to maturity.

Mandatory Redemption; Open Market and Other Purchases

        Except as described below under the caption "—Repurchase at the Option of Holders upon a Change of Control," the Company will not be required to repurchase the Notes or make any mandatory redemption or sinking fund payments with respect to the Notes. The Company or any affiliate of the Company may at any time and from time to time acquire Notes by means other than a redemption, whether by tender offer, purchases in the open market, negotiated transactions or otherwise, in accordance with applicable securities laws. Such Notes may, at the option of the Company or the relevant affiliate of the Company, be held, resold, or surrendered to the trustee for cancellation. In determining whether the holders of the requisite principal amount of outstanding Notes have consented to or voted in favor of any request, direction, notice, waiver, amendment or modification under the Indenture, Notes which a trust officer of the Trustee actually knows to be held by the Company or an affiliate of the Company shall not be considered outstanding.

Repurchase at the Option of Holders upon a Change of Control

        If a Change of Control occurs, unless we have previously or concurrently exercised our right to redeem all of the Notes as described above under the caption "—Optional Redemption," each holder of Notes will have the right to require us to repurchase all or any part (equal to $25.00 or in integral multiples of $25.00) of that holder's Notes pursuant to an offer (a "Change of Control Offer") on the terms set forth in the Indenture. In the Change of Control Offer, we will offer a payment (a "Change of Control Payment") in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased, to the date of settlement (the "Change of Control Settlement Date"), subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of Control Settlement Date. Within 30 days following any Change of Control, unless we have previously or concurrently exercised our right to redeem all of the Notes as described above under the caption "—Optional Redemption," we will send a notice to each holder and the Trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes properly tendered prior to the expiration date specified in the notice, which date will be no earlier than

30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the Indenture and described in such notice.

        We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

        Promptly following the expiration of the Change of Control Offer, we will, to the extent lawful, accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer. Promptly after such acceptance, we will on the Change of Control Settlement Date:

  (1)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

  (2)
  deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officers' certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by us.

        On the Change of Control Settlement Date, the paying agent will mail to each holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of DTC), and the Trustee will authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each new Note will be in a principal amount of $25.00 or an integral multiple thereof. We will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Settlement Date.

        Credit agreements or other agreements relating to indebtedness entered into by us from time to time after the Issue Date may provide that certain change of control events with respect to us would constitute an event of default thereunder, entitling the lenders, among other things, to accelerate the maturity of all indebtedness outstanding thereunder.

        The provisions described above that require us to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture will not contain provisions that permit the holders of the Notes to require us to repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

        We will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party (including one of our subsidiaries) makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption of all outstanding Notes has been given pursuant to the Indenture as described above under the caption "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer by us or a third party may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

        If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making the Change of Control Offer in lieu of the Company as described above, purchases all of the Notes validly tendered and not withdrawn by such holders, the Company will have the right, upon not less than 30 nor more than 60 days' prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued but unpaid interest to the date of redemption set forth in such notice, subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to such redemption date.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of us and our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our and our subsidiaries' properties or assets taken as a whole to another person or group may be uncertain.

Covenant Suspension

        If at any time (a) the Notes have an Investment Grade Rating from at least two of the Ratings Agencies, (b) no default or Event of Default has occurred and is continuing under the Indenture and (c) the Company has delivered to the Trustee an officers' certificate certifying to the foregoing provisions of this sentence, the Company and its Restricted Subsidiaries will not be subject to the following covenants:

  •
  "—Certain Covenants—Limitation on Restricted Payments";

  •
  "—Certain Covenants—Limitation on Indebtedness";

  •
  clause (2) of the covenant described under "—Certain Covenants—Merger, Consolidation and Sale of Assets";

(collectively, the "Suspended Covenants").

        In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time (the "Suspension Period") as a result of the preceding sentence and, subsequently, one of the Rating Agencies withdraws its ratings, no longer makes its rating publicly available or downgrades the ratings assigned to the Notes resulting in the Notes no longer having an Investment Grade Rating from at least two Rating Agencies (the "Reversion Date"), then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, it being understood that no actions taken by (or omissions of) the Company or any of its Restricted Subsidiaries during the Suspension Period shall constitute a default or an Event of Default under the Suspended Covenants. Furthermore, after the Reversion Date, (a) calculations with respect to Restricted Payments will be made in accordance with the terms of the covenant described below under the caption "—Certain Covenants—Limitation on Restricted Payments" as though such covenant had been in effect prior to and throughout the Suspension Period and accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of such covenant and (b) all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (2) of the definition of "Permitted Indebtedness." Notwithstanding the foregoing, if the Notes have received an Investment Grade Rating from any of the Rating Agencies and thereafter, Moody's, S&P or Fitch ceases to exist with no successor or assign or Moody's, S&P or Fitch ceases to publicly rate the Notes for reasons outside of the Company's control (a "ratings failure event"), then the Company shall have 60 calendar days from the ratings failure event to select another Rating Agency in substitution for Moody's, S&P or Fitch and until the earlier of the expiration of such 60 day period or the selection of such other Rating Agency, the Notes shall be deemed to have an Investment Grade Rating.

        During a Suspension Period, the Company may not designate any Subsidiary that was a Restricted Subsidiary at the commencement of such Suspension Period as an Unrestricted Subsidiary. The Company will provide the Trustee with prompt written notice of the commencement of any Suspension Period.

Certain Covenants

        In addition to the covenants described in the accompanying prospectus under "Description of Debt Securities," the following covenants will apply to the Notes:

Limitation on Restricted Payments

        The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution with respect to any of the Company's or any Restricted Subsidiary's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) or to the direct or indirect holders of the Company's or any Restricted Subsidiary's Equity Interests in their capacity as such (other than dividends, payments or distributions (x) payable in Equity Interests (other than Disqualified Stock) of the Company or (y) to the Company or a Restricted Subsidiary);

  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) any Equity Interests of the Company held by any Person (other than by a Restricted Subsidiary) or any Equity Interests of any Restricted Subsidiary (other than by the Company or another Restricted Subsidiary); or

  (3)
  make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness;

(all such payments and other actions set forth in the foregoing clauses (1), (2) and (3) being collectively referred to as "Restricted Payments" and each, a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto,

    (i)
    a Default or an Event of Default shall have occurred and be continuing; or

    (ii)
    the Company is not able to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described below under "—Limitation on Indebtedness;" or

    (iii)
    the aggregate amount of all Restricted Payments (including such proposed Restricted Payment, but excluding any Restricted Payment made pursuant to clauses (2), (3), (5), (6) (7), (8) and (9) of the next paragraph of this covenant) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property as determined in good faith by the Board of Directors of the Company) shall exceed the sum of:

    (a)
    50% of the Company's Consolidated Net Income on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the first fiscal quarter during which the Issue Date occurs and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment (the "Reference Date") for which financial statements are available (or if such Consolidated Net Income for such period is a loss, minus 100% of such loss); plus

      (b)
      the aggregate net cash proceeds (or the Fair Market Value of any marketable securities or other property) received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Company (including, in connection with a merger or consolidation with another Person) since the Issue Date and the amount of reduction of Indebtedness of the Company or its Restricted Subsidiaries that has been converted into or exchanged for such Equity Interests (other than Equity Interests sold to, or Indebtedness held by, a Subsidiary of the Company) since the Issue Date; plus

      (c)
      $35 million.

        Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prohibit:

  (1)
  the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

  (2)
  any Restricted Payment in exchange for, or out of the net cash proceeds of a contribution to the common equity of the Company or a substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests (other than Disqualified Stock) of the Company; provided that the amount of any such net cash proceeds that are utilized for such Restricted Payment will be excluded from clause (iii)(b) of the preceding paragraph;

  (3)
  the redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness in exchange for or with the net cash proceeds from a substantially concurrent Incurrence (other than to a Subsidiary of the Company) of, Permitted Refinancing Indebtedness;

  (4)
  so long as no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase, retirement, defeasance or other acquisition by the Company of Equity Interests of the Company held by future, present or former officers, directors, employees, managers and consultants of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such officers, directors, employees, managers or consultants or termination of their seat on the board of the Company; provided, however, that the aggregate amounts paid under this clause (4) do not exceed $3.0 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the next succeeding calendar years subject to a maximum payment (without giving effect to the following proviso) of $6.0 million in any calendar year); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

  (i)
  the cash proceeds received by the Company or any of its Restricted Subsidiaries from sales of Capital Stock (other than Disqualified Stock) of the Company to officers, directors, employees, managers or consultants of the Company and any of its Subsidiaries that occur after the Issue Date; plus

  (ii)
  the cash proceeds of key man life insurance policies received by the Company or any of its Restricted Subsidiaries after the Issue Date; less

  (iii)
  the amount of any Restricted Payments previously made pursuant to subclauses (i) and (ii) of this second proviso of clause (4);

    provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by subclauses (i) and (ii) above in any calendar year;

  (5)
  repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities to the extent such Capital Stock represents a portion of the exercise price of those stock options, warrants or other convertible or exchangeable securities;

  (6)
  repurchases or withholding of Capital Stock to satisfy any taxes due by (including amounts required to be withheld from) current and former employees of the Company and its Subsidiaries in connection with the exercise, vesting or settlement of equity-based compensation awards, including stock options, warrants, restricted stock, restricted stock units, stock appreciation rights, and other convertible or exchangeable securities;

  (7)
  payments of cash in lieu of issuing fractional shares upon the exercise of options or warrants or the exchange or conversion of any securities, provided that such payment shall not be for the purpose of evading the limitations of this covenant (as determined by the Board of Directors of the Company in good faith);

  (8)
  the payment of any dividend by a Restricted Subsidiary of the Company to all holders of its Common Stock on a pro rata basis;

  (9)
  the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Preferred Stock of any Restricted Subsidiary incurred in accordance with "—Limitation on Indebtedness";

  (10)
  to the extent required by the agreement or the certificate of designation, as the case may be, governing such Subordinated Indebtedness, Disqualified Stock or Preferred Stock, following the occurrence of a Change of Control (or other similar event described therein as a "change of control"), but only if the Company shall have first complied with the terms described under "—Repurchase at the Option of Holders upon a Change of Control," and purchased all Notes tendered pursuant to the offer to repurchase all the Notes required thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness, Disqualified Stock or Preferred Stock; and

  (11)
  so long as no Default or Event of Default shall have occurred and be continuing, Restricted Payments in an aggregate amount not to exceed $5.0 million.

        The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued to or by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.

Limitation on Indebtedness

        The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company or any Restricted Subsidiary may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, no Default or Event of Default shall have occurred and be continuing and the Consolidated Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred would be at least 2.0 to 1.

        The first paragraph of this covenant will not prohibit the Incurrence of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"):

  (1)
  the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness under Credit Facilities in an aggregate principal amount at any time outstanding pursuant to this clause (1) not to exceed (a) the greater of (i) $50.0 million and (ii) an amount equal to 2.0% of Adjusted Total Assets at the time of Incurrence;

  (2)
  the Incurrence of Existing Indebtedness;

  (3)
  the Incurrence of Indebtedness represented by the Notes issued on the Issue Date and any Additional Notes issued as a result of the exercise by the underwriters of their right to purchase up to $             million aggregate principal amount of Notes within 30 days of the date of this prospectus supplement;

  (4)
  the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant, equipment or other assets (including any reasonably related fees or expenses Incurred in connection with such acquisition, construction or improvement) in an aggregate amount, at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (4), not to exceed the greater of (a) $20.0 million and (b) an amount equal to 1.0% of Adjusted Total Assets;

  (5)
  the Incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net cash proceeds of which are used to refund, refinance or replace Indebtedness that was permitted by the Indenture to be Incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5) or (15) of this paragraph;

  (6)
  the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness owing to and held by the Company or any other Restricted Subsidiary; provided, however, that any event that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company (except for any pledge of such Indebtedness until the pledgee commences actions to foreclose on such Indebtedness) will be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

  (7)
  (a) a Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of any Restricted Subsidiary, provided that such Indebtedness was incurred in accordance with this covenant, and (b) a Guarantee by any Restricted Subsidiary of any Indebtedness of the Company provided that (i) such Indebtedness was incurred in accordance with this covenant and (ii) the Restricted Subsidiary concurrently Guarantees the Notes in accordance with the covenant described below under the caption "—Limitation on Subsidiary Guarantees of Indebtedness of the Company";

  (8)
  the Incurrence by the Company or any of its Restricted Subsidiaries of any Hedging Obligation that is Incurred in the ordinary course of business for the purpose of managing risks and returns associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated to be held by the Company or such Restricted Subsidiary, or changes in the value of securities issued by the Company or such Restricted Subsidiary, and not for speculative purposes;

  (9)
  the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any Restricted Subsidiary pursuant to such agreements, in any case Incurred in connection with the acquisition or disposition of any business, or assets or Capital Stock of a Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, or assets or Capital Stock of a Subsidiary for the purpose of financing such acquisition); provided that the extent to which the maximum liability of the Company and its Restricted Subsidiaries in respect of all such Indebtedness in connection with any disposition exceeds the gross proceeds actually received by the Company or any Restricted Subsidiary, including the Fair Market Value of non-cash proceeds, shall not constitute Permitted Indebtedness permitted by this clause (9);

  (10)
  (a) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence; and (b) any customary cash management, cash pooling or netting or setting off arrangements in the ordinary course of business;

  (11)
  the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued for their account in the ordinary course of business with respect to trade payables relating to the purchase of property by such Persons and other letters of credit, surety, performance, appeal or similar bonds, banker's acceptances, completion guarantees or similar instruments issued in the ordinary course of business of the Company or any Restricted Subsidiary, including letters of credit or similar instruments pursuant to health, disability and other employee benefits, property, casualty or liability insurance or self-insurance and workers' compensation obligations; provided that, in each case, upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 15 days following such drawing or Incurrence; and provided, further, that such Indebtedness is not in connection with the borrowing of money or the obtaining of advances;

  (12)
  the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness to the extent the net cash proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes as described below under the caption "—Legal Defeasance and Covenant Defeasance" or "—Satisfaction and Discharge";

  (13)
  Indebtedness consisting of (x) Acquired Indebtedness of any Person and/or (y) Additional Notes or any unsecured debt securities of the Company having a final maturity date no earlier than the final maturity date of the Notes (and no ability on the part of the Company to redeem such debt securities prior to the final maturity date of the Notes), in all cases, incurred by the Company to finance (or refinance within 180 days of the incurrence thereof of any Indebtedness incurred to finance) the acquisition of any assets (including a division or line of business) or all or substantially all of the Capital Stock of a Person; provided that, in the case of both clauses (x) and (y), on the date of the Incurrence of such Indebtedness, after giving pro forma effect to the Incurrence thereof and the use of proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred would be either (A) at least 2.0 to 1 or (B) equal to or greater than such Consolidated Fixed Charge Coverage Ratio of the Company in effect immediately prior to, and calculated without giving pro forma effect to, the acquisition transaction and the Incurrence of such Indebtedness and the use of proceeds therefrom;

  (14)
  Permitted Funding Debt; and

  (15)
  the Incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate amount at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (15), not to exceed the greater of (a) $15 million and (b) an amount equal to 1.0% of Adjusted Total Assets at the time of Incurrence.

        For purposes of determining compliance with this covenant, in the event that any proposed Indebtedness meets the criteria of more than one of the categories described in clauses (1) through (15) above, or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify, and may later reclassify, such item of Indebtedness or a part thereof in any manner that complies with this covenant.

        Notwithstanding any other provision of this covenant, (a) the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies and (b) any fluctuations in the value of assets as a result of changes in fair value or mark to market accounting shall not be deemed an Incurrence of Indebtedness for purposes of the Indenture.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. Dollar Equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated by the Company based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred (or first committed, in the case of revolving credit debt); provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced plus accrued interest and the related costs and fees of such refinancing. The Trustee shall not be responsible for obtaining any foreign currency rate or performing any conversions.

        The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on Liens Securing Indebtedness of the Company

        The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien (other than Permitted Liens) of any kind upon the property or assets of the Company or any Restricted Subsidiary, now owned or hereafter acquired, securing any Indebtedness of the Company unless all obligations of the Company under the Indenture and the Notes are secured by a Lien on such property or assets on an equal and ratable basis with such Indebtedness so secured (or, in the case of Indebtedness subordinated to the Notes, senior in priority thereto, with the same relative priority as the Notes will have with respect to such subordinated Indebtedness) until such time as such Indebtedness is no longer outstanding or secured by a Lien.

Limitation on Subsidiary Guarantees of Indebtedness of the Company

        The Company shall not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company (other than the Notes) unless such Restricted Subsidiary executes and delivers to the Trustee a supplemental indenture providing for the Guarantee of the Notes (a "Note Guarantee") by such Restricted Subsidiary, which Note Guarantee will rank equally in right of payment with such Restricted Subsidiary's Guarantee of the Company Indebtedness (unless the Company Indebtedness is subordinated in right of payment to the Notes, in which case the Guarantee of the Indebtedness of the Company shall be subordinated to the Note Guarantee to the same extent as the Indebtedness of the Company is subordinated to the Notes). Any Note Guarantee provided pursuant to this covenant will be automatically released when such Indebtedness of the Company is no longer outstanding or the Guarantee of such Indebtedness of the Company is released or terminated, in each case, other than as a result of a payment thereon by the Restricted Subsidiary.

Designation of Restricted and Unrestricted Subsidiaries

        On the Issue Date, all of the Subsidiaries of the Company, except for one Subsidiary described above under "—Ranking", shall be Restricted Subsidiaries. The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that at the time of such designation the following conditions are satisfied:

  (1)
  any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated will be deemed to be an Incurrence of Indebtedness by the Company or such Restricted Subsidiary, as the case may be, at the time of such designation, and such designation will only be permitted if such Incurrence of Indebtedness would be permitted under the covenant described above under the caption "—Limitation on Indebtedness;"

  (2)
  such Subsidiary does not hold any Capital Stock or Indebtedness of, or own or hold any Lien on any property or assets of, or have any Investment in, the Company or any Restricted Subsidiary;

  (3)
  the Subsidiary being so designated has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any Restricted Subsidiary, except to the extent such Guarantee or credit support would be released upon such designation; and

  (4)
  no Default or Event of Default would be in existence following such designation.

        Any designation of a Restricted Subsidiary as an Unrestricted Subsidiary will be evidenced by the Company filing with the Trustee the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements described in clauses (2) and (3) above, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture, and any Indebtedness or Liens on the property of such Subsidiary will be deemed to be Incurred or made by a Restricted Subsidiary as of such date, and if such Indebtedness or Liens are not permitted to be Incurred or made as of such date under the Indenture, the Company will be in default under the Indenture.

        The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that at the time of such designation the following conditions are satisfied:

  (1)
  such designation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if such Indebtedness is permitted under the covenant described above under the caption "—Limitation on Indebtedness;"

  (2)
  all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under the caption "—Limitation on Liens Securing Indebtedness of the Company;" and

  (3)
  no Default or Event of Default would be in existence following such designation.

Reports to Holders

        Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish the Trustee, for delivery to the holders of the Notes upon their written request therefor:

  (1)
  all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries, and providing financial information for the Unrestricted Subsidiaries of the Company separate from the financial information of Company and its Restricted Subsidiaries in a manner that is, at a minimum, consistent with the disclosure relating to the financial information for the Company's Unrestricted Subsidiaries that is included in this prospectus supplement, and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

  (2)
  all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports,

in the case of each of clauses (1) and (2), within 15 days after the Company files the same with the Commission (or if not subject to the periodic reporting requirements of the Exchange Act, within 15 days after it would have been required to file the same with the Commission); provided that the delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on officers' certificates).

        In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. To the extent that the Company files such information and reports with the Commission and such information and reports are publicly available via EDGAR on the Commission's website, then the Company shall not be required to furnish such information and reports to the Trustee for delivery to the holders of the Notes.

Merger, Consolidation and Sale of Assets

        The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

  (1)
  either:

  (a)
  the Company is the surviving or continuing corporation; or

  (b)
  the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"):

  (i)
  shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

  (ii)
  shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and the Indenture on the Company's part to be performed or observed;

  (2)
  immediately after giving pro forma effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above (including giving pro forma effect to any Indebtedness, including Acquired Indebtedness, incurred or anticipated to be incurred in connection with or in respect of such transaction), the Consolidated Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date of such transaction would be either (a) at least 2.0 to 1 or (b) equal to or greater than such Consolidated Fixed Charge Coverage Ratio of the Company in effect immediately prior to, and calculated without giving pro forma effect to, such transaction;

  (3)
  immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above (including, without limitation, giving effect to any Indebtedness, including Acquired Indebtedness, incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

  (4)
  the Company or the Surviving Entity shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied;

provided, however, that clause (2) above will not apply (i) if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution delivered to the Trustee, the principal purpose of such transaction is to change the state of incorporation of the Company, and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations, or (ii) to any consolidation, merger, sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any Restricted Subsidiary.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries the Capital Stock of which constitutes all or substantially all of the Company's properties and assets, shall be deemed to be the transfer of all or substantially all of the Company's properties and assets.

        Upon any consolidation, combination or merger or any transfer of all or substantially all of the Company's assets in accordance with the foregoing in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such.

        The phrase "all or substantially all" of the assets of the Company will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of the Company has occurred.

Payments for Consent

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

        Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

  (1)
  reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

  (2)
  change the stated maturity of the principal of, or any installment of interest on, any Note;

  (3)
  reduce the principal amount of, or premium, if any, or interest on, any Note;

  (4)
  change the optional redemption price (or the method of calculating the redemption price) of the Notes from those stated above under the caption "—Optional Redemption;"

  (5)
  waive a Default or Event of Default in the payment of principal of, or interest, or premium, if any, on, the Notes (except, upon a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes, a waiver of the payment default that resulted from such acceleration) or in respect of any other covenant or provision that cannot be amended or modified without the consent of all holders;

  (6)
  make any Note payable in money other than U.S. dollars;

  (7)
  make any change in the amendment and waiver provisions of the Indenture;

  (8)
  release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture;

  (9)
  impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or any Note Guarantee; or

  (10)
  amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the covenant described under the caption "—Repurchase at the Option of Holders upon a Change of Control" after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto.

        Notwithstanding the preceding, without the consent of any holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated Notes in addition to or in place of certificated Notes;

  (3)
  to provide for the assumption of the Company's obligations to holders of Notes in accordance with the Indenture in the case of a merger or consolidation or sale of all or substantially all of the Company's properties or assets;

  (4)
  to make any change that would provide any additional rights or benefits to the holders of Notes or that does not materially, in the good faith determination of the Board of Directors of the Company, adversely affect the legal rights under the Indenture of any such holder;

  (5)
  to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

  (6)
  to comply with the provisions described above under the caption "—Certain Covenants—Limitation on Subsidiary Guarantees of Indebtedness of the Company;"

  (7)
  to evidence and provide for the acceptance of appointment by a successor Trustee;

  (8)
  to provide for the issuance of Additional Notes in accordance with the Indenture; or

  (9)
  to conform the Indenture or the Notes to this "Description of the Notes" to the extent any provision of the Indenture or the Notes is expressly inconsistent with any provision of this Description of the Notes.

Events of Default and Remedies

        Each of the following is an Event of Default:

  (1)
  default for 30 days in the payment when due of interest on the Notes;

  (2)
  default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the Notes;

  (3)
  failure by the Company or any Restricted Subsidiary to make or consummate a Change of Control Offer in accordance with the provisions described above under the caption "—Repurchase at the Option of Holders upon a Change of Control" or to comply with the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets;"

  (4)
  failure by the Company or any Restricted Subsidiary for 60 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with any of the other covenants or agreements in the Indenture;

  (5)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any Restricted Subsidiary (or the payment of which is Guaranteed by the Company or any Restricted Subsidiary) other than Indebtedness owed to the Company or any of its Restricted Subsidiaries, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

  (a)
  is caused by a failure to make any payment of principal or interest when due at the stated maturity thereof (giving effect to any applicable grace periods and any extensions thereof) of such Indebtedness (a "Payment Default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its express maturity,

    and, in each case, the amount of any such Indebtedness, together with the amount of any other such Indebtedness that is then subject to a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

  (6)
  failure by the Company or any Restricted Subsidiary to pay final judgments (to the extent such judgments are not paid or covered by insurance provided by a reputable carrier) aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

  (7)
  except as permitted by the Indenture, any Note Guarantee will be held in any judicial proceeding to be unenforceable or invalid or will cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, will deny or disaffirm its obligations under its Note Guarantee; and

  (8)
  certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Company).

        In the case of an Event of Default described in clause (8) above, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default.

        Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

        The holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of premium, interest or the principal of, the Notes or a Default or Event of Default in respect of a provision that under the Indenture cannot be amended without the consent of each affected holder, and may rescind any related acceleration of the Notes if such rescission would not conflict with any judgment or decree of any court of competent jurisdiction and other conditions set forth in the Indenture are satisfied. The holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of Notes. A holder may not pursue any remedy with respect to the Indenture or the Notes unless:

  (1)
  the holder gives the Trustee written notice of a continuing Event of Default;

  (2)
  the holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

  (3)
  such holder or holders offer the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liability or expense;

  (4)
  the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

  (5)
  during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

        However, such limitations do not apply to the right of any holder of a Note to receive payment of the principal of, premium or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right will not be impaired or affected without the consent of the holder.

        The Company is required to deliver to the Trustee annually within 120 days after the end of each fiscal year a statement regarding compliance with the Indenture. Within 10 business days after the occurrence of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

Legal Defeasance and Covenant Defeasance

        The Indenture will provide that, at its option, the Company:

  •
  will be discharged from any and all obligations in respect of the Notes, except for certain obligations set forth in the Indenture that survive such discharge ("legal defeasance"); or

  •
  may terminate their obligations under certain restrictive covenants of the Indenture, and the occurrence of an event described in clause (3), (4) or (7) under "—Events of Default" with respect to any such covenants or in clause (5), (6) or (8) (other than in the case of clause (8) with respect to the Company) under "—Events of Default" will no longer be an event of default ("covenant defeasance");

        in each case, if

  (1)
  the Company irrevocably deposits with the Trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Notes, (i) cash in U.S. dollars, (ii) non-callable U.S. government securities or (iii) a combination thereof, in each case in an amount sufficient, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay when due the principal, premium, if any, and interest to maturity or to the redemption date, as the case may be, with respect to the Notes then outstanding, and any mandatory sinking fund payments or similar payments or payment pursuant to any call for redemption applicable to the Notes on the day on which such payments are due and payable in accordance with the terms of the Indenture and the Notes;

  (2)
  no Default or Event of Default shall have occurred and be continuing on the date of the deposit or insofar as an Event of Default resulting from certain events involving our bankruptcy or insolvency are concerned, at any time during the period ending on the 91st day after the date of the deposit or, if longer, ending on the day following the expiration date of the longest preference period applicable to the Company in respect of the deposit (and this condition will not be deemed satisfied until the expiration of such period);

  (3)
  the defeasance will not cause the Trustee to have any conflicting interest with respect to any of securities of the Company or result in the trust arising from the deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

  (4)
  no Default or Event of Default under the Indenture with respect to the Notes shall have occurred and be continuing (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound;

  (5)
  the Company shall have delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax in the same manner as if the defeasance had not occurred, which opinion of counsel, in the case of legal defeasance, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to us, or otherwise a change in applicable federal income tax law occurring after the date of the Indenture; and

  (6)
  the Company shall have delivered an officers' certificate and an opinion of counsel stating that the conditions to such defeasance set forth in the Indenture have been complied with.

        If the Company fails to comply with its remaining obligations under the Indenture after a covenant defeasance with respect to the Notes and the Notes are declared due and payable because of the occurrence of any Event of Default, the amount of money and government obligations on deposit with the Trustee may be insufficient to pay amounts due on the Notes at the time of the acceleration resulting from the Event of Default. We will, however, remain liable for those payments.

Satisfaction and Discharge

        With respect to the Notes, the Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes, as expressly provided for in the Indenture) as to all outstanding Notes when:

  (1)
  either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation or (b) all of the Notes (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) if redeemable at the Company's option, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company shall have irrevocably deposited or caused to be deposited with the Trustee lawful money, direct or guaranteed government obligations, or a combination thereof, of the nature and in the amounts described above under the caption "—Legal Defeasance and Covenant Defeasance" in an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from us directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

  (2)
  no Default or Event of Default under the Indenture with respect to the Notes shall have occurred and be continuing (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound;

  (3)
  the Company shall have paid all other sums payable under the Indenture in respect of the Notes; and

  (4)
  the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture with respect to the Notes have been complied with.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company, as such, will have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Concerning the Trustee

        If the Trustee becomes a creditor of the Company or any Guarantor, the Indenture and the Trust Indenture Act limit its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

        The Indenture provides that in case an Event of Default will occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder will have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry System; Delivery and Form

        The Notes will be issued only in book-entry form through the facilities of The Depository Trust Company (the "Depositary") and will be in denominations of $25 and integral multiples of $25 in excess thereof. The Notes will be represented by a Global Security (the "Global Security") and will be registered in the name of a nominee of the Depositary.

        The Depositary has advised the Company that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of section 17A of the Exchange Act. The Depositary holds securities that its participants deposit with the Depositary. The Depositary also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in its participants' accounts, thereby eliminating the need for physical movement of securities. The Depositary's participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations, and certain other organizations. The Depositary is owned by The Depository Trust & Clearing Corporation, which is owned by the users of its regulated subsidiaries. Access to the Depositary's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depositary only through participants. The rules applicable to the Depositary and its participants are on file with the SEC.

        Upon the issuance of the Global Security, the Depositary will credit its participants' accounts on its book-entry registration and transfer system with their respective principal amounts of the Notes represented by such Global Security. The underwriters will designate which participants' accounts will be credited. The only persons who may own beneficial interests in the Global Security will be the Depositary's participants or persons that hold interests through such participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of its participants), and on the records of its participants (with respect to interests of persons other than such participants). The laws of some jurisdictions may require that some purchasers of securities take physical delivery of those securities in definitive form. These limits and laws may impair your ability to pledge your interest in the Notes.

        So long as the Depositary or its nominee is the registered owner of the Global Security, the Depositary or its nominee will be considered the sole owner or holder of the Notes represented by such Global Security for all purposes under the Notes and the Indenture. Except as provided below or as the Company may otherwise agree in its sole discretion, owners of beneficial interests in a Global Security will not be entitled to have Notes represented by the Global Security registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in the Global Security must rely on the procedures of the Depositary and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the Indenture.

        Principal and interest payments on Notes registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Notes. None of the Company, the Trustee, any paying agent or the registrar for the Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security for such Notes or for maintaining, supervising or reviewing any records relating to such beneficial interests.

        We expect that the Depositary for the Notes or its nominee, upon receipt of any payment of principal or interest, will credit immediately its participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security for such Notes as shown on the records of the Depositary or its nominee. We also expect that payments by such participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices. These payments will be the responsibility of the participants. The Global Security may not be transferred except as a whole to the Depositary, to another nominee of the Depositary or to a successor Depositary selected or approved by the Company or to a nominee of that successor Depositary. A Global Security is exchangeable for definitive Notes in registered form in authorized denominations only if:

  •
  the Depositary notifies the Company that it is unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days;

  •
  the Depositary ceases to be a clearing agency registered or in good standing under the Exchange Act, or other applicable statute or regulation and a successor corporation is not appointed by the Company within 90 days; or

  •
  the Company, in its sole discretion and subject to the procedures of the Depositary, determines not to require that all of the Notes be represented by a Global Security.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full description of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and, in each case, whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

        "Adjusted Total Assets" means, as of any date of determination, (a) the total assets of the Company and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries that is internally available, determined on a pro forma basis in a manner consistent with the pro forma basis contained in the definition of "Consolidated Fixed Charge Coverage Ratio" less (b) all assets of the Company and its Restricted Subsidiaries that are the subject of Securities Lending Transactions.

        "Asset Acquisition" means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" will have a corresponding meaning.

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation or, except in the context of the definitions of "Change of Control" and "Continuing Directors," a duly authorized committee thereof;

  (2)
  with respect to a partnership, the Board of Directors of the general partner of the partnership; and

  (3)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Capital Lease" means, as applied to any person, any lease of any property by that person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

        "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP; and the amount of Indebtedness represented thereby at any time shall be the amount of the liability in respect thereof that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Equivalents" means:

  (1)
  marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

  (2)
  marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

  (3)
  commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 from S&P or at least P-2 from Moody's;

  (4)
  certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500 million;

  (5)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) or (4) above entered into with any bank meeting the qualifications specified in clause (4) above; and

  (6)
  investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets (including Capital Stock of the Subsidiaries of the Company) of the Company and its Subsidiaries taken as a whole, to any "person" (as that term is used in Section 13(d) of the Exchange Act);

  (2)
  the adoption of a plan relating to the liquidation or dissolution of the Company;

  (3)
  any "person" or "group" (as such terms are used in Sections 13(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of 50% or more of the voting power of the Voting Stock of the Company;

  (4)
  the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

  (5)
  the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (a) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the voting power of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (b) immediately after such transaction, no "person" or "group" (as such terms are used in Section 13(d) of the Exchange Act), directly or indirectly, the Beneficial Owner of 50% or more of the voting power of the Voting Stock of the surviving or transferee Person.

        "Commission" means the Securities and Exchange Commission.

        "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

  (1)
  Consolidated Net Income; and

  (2)
  to the extent Consolidated Net Income has been reduced thereby:

  (a)
  all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business);

  (b)
  Consolidated Interest Expense;

  (c)
  Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period; and

    (d)
    any expenses, charges or other costs related to any equity offering, acquisition (including amounts paid in connection with severance of employees or the acquisition or retention of one or more individuals comprising part of a management team retained to manage the acquired business, provided that such payments are made at the time of such acquisition and are consistent with the customary practice in the industry at the time of such acquisition), disposition, restructuring, incurrence or refinancing of Indebtedness permitted to be incurred by the Indenture (whether or not successful), all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

        "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

  (1)
  the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Permitted Funding Debt and Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

  (2)
  any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions and other operating improvements or synergies (x) calculated on a basis consistent with Regulation S-X under the Securities Act) or (y) as determined in good faith by a responsible financial or accounting officer of the Company for which steps have been taken or are reasonably expected to be taken within 6 (six) months of such transaction and are supportable and quantifiable and as set forth in an officers' certificate) attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

        Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the "Consolidated Fixed Charge Coverage Ratio":

  (1)
  interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

  (2)
  notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements;

  (3)
  the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, will be excluded;

  (4)
  the Consolidated Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, will be excluded, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges will not be obligations of the Company or any Restricted Subsidiary following the Transaction Date; and

  (5)
  interest on any Indebtedness Incurred under a revolving credit facility computed on a pro forma basis will be calculated based on the average daily balance of such Indebtedness for the Four Quarter Period subject to the pro forma calculation to the extent that such Indebtedness was Incurred solely for working capital purposes.

        Furthermore, in calculating "Consolidated EBITDA" for purposes of determining the "Consolidated Fixed Charge Coverage Ratio," the net income (or loss) of a Restricted Subsidiary (to the extent such net income has been excluded from the definition of "Consolidated Net Income" pursuant to paragraph (3) thereof) that has become a Guarantor during the relevant Four Quarter Period shall be included from the beginning of such Four Quarter Period.

        "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

  (1)
  Consolidated Interest Expense; plus

  (2)
  the product of (x) the amount of all dividend payments to any Person other than the Company or a Restricted Subsidiary on any series of Preferred Stock of such Person and, to the extent permitted under the Indenture, its Restricted Subsidiaries (other than dividends paid in Equity Interest (other than Disqualified Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

  (1)
  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

  (2)
  any interest expense on Indebtedness of another Person that is Guaranteed by the Company or any of its Restricted Subsidiaries or secured by a Lien on assets of the Company or any of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; less

  (3)
  interest income of such Person and its Restricted Subsidiaries for such period;

in each case, on a consolidated basis in accordance with GAAP but excluding any such amount in respect of Permitted Funding Debt.

        "Consolidated Net Income" means, with respect to any Person (the "Referent Person"), for any period, the aggregate net income (or loss) of the Referent Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that (i) there shall be included thereto (without duplication) (a) the amount of cash dividends or distributions actually received by the Referent Person or a Restricted Subsidiary of the Referent Person from any Person that is not a Restricted Subsidiary, and (b) with respect to any Person that is not a Restricted Subsidiary and is primarily engaged in the business of investment management, an amount equal to 80% of the share of net income (or loss) of such Person, excluding any performance-based compensation that has not been finally determined, allocated to the Referent Person or a Restricted Subsidiary of the Referent Person and (ii) there shall be excluded therefrom (without duplication):

  (1)
  any net after-tax extraordinary or nonrecurring gains or losses;

  (2)
  any net after-tax gain or loss realized upon the sale or other disposition of any property of such Person or any of its Restricted Subsidiaries (including pursuant to any sale and leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business;

  (3)
  the net income (but not loss) of any Restricted Subsidiary (other than a Guarantor of the Notes) of the Referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

  (4)
  any restoration to income of any contingency reserve, except to the extent that provision for such reserve was deducted from Consolidated Net Income during the same period for which the calculation is being made;

  (5)
  income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

  (6)
  in the case of a successor to the Referent Person by consolidation or merger or as a transferee of the Referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

  (7)
  fees and expenses incurred in connection with the refinancing or repayment of Indebtedness or the issuance of Equity Interests;

  (8)
  to the extent non-cash, the amount of extraordinary, nonrecurring or unusual losses or charges (including all fees, expenses or charges incurred in connection with acquisitions, mergers of consolidations after the Issue Date);

  (9)
  any non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs;

  (10)
  to the extent non-cash, any net after-tax effect of income (loss) from the early extinguishment or conversion of (a) Indebtedness, (b) Hedging Obligations or (c) other derivative instruments;

  (11)
  any non-cash impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to goodwill, intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;

  (12)
  any non-cash income (or loss) related to the recording of the fair market value of agreements relating to Hedging Obligations entered into in the ordinary course of business and not for speculative purposes;

  (13)
  the cumulative effect of a change in accounting principles; and

  (14)
  any gains or losses due to fluctuations in currency values and the related effect.

        "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

        "Continuing Directors" means, as of any date of determination, any member of the board of directors of the Company who:

  (1)
  was a member of such board of directors on the Issue Date; or

  (2)
  was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

        "Credit Facilities" means, one or more debt facilities, commercial paper facilities or indentures, in each case with banks or other institutional lenders or a trustee, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of debt securities, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

        "Disqualified Stock" means any Capital Stock that, by its terms, by the terms of any security into which it is convertible, or for which it is exchangeable, or by contract or otherwise, is, or upon the happening of any event or passage of time would be, required to be redeemed on or prior to the date that is 91st day after the date on which the Notes mature, or is redeemable at the option of the holder thereof, or is convertible into or exchangeable for debt securities in any such case on or prior to such date; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders the right to require the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control occurring prior to the 91st day after the Stated Maturity of the Notes shall not constitute Disqualified Stock if the Change of Control provisions applicable to such Disqualified Stock are no more favorable to the holders of such Disqualified Stock than the provisions of this Indenture with respect to a Change of Control and such Disqualified Stock specifically provides that the issuer thereof will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's completing a Change of Control Offer. The term "Disqualified Stock" will also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the date on which the Notes mature. If such Capital Stock is issued to a plan for the benefit of employees of the Company or its Subsidiaries or by any plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder from time to time.

        "Existing Indebtedness" means the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Notes) in existence on the Issue Date.

        "Fair Market Value" means, with respect to any assets, securities or other property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided, (a) if such property has a Fair Market Value equal to or less than $10 million, by any Officer of the Company, or (b) if such property has a Fair Market Value in excess of $10 million, by a majority of the Board of Directors of the Company and evidenced by a Board Resolution.

        "FINRA" means the Financial Industry Regulatory Authority, Inc. or any successor regulatory body in the United States performing similar functions.

        "Fitch" means Fitch Ratings, Inc. or any successor or assign that is a Nationally Recognized Statistical Rating Organization.

        "GAAP" means generally accepted accounting principles in the United States, which are in effect from time to time, except with respect to the definitions of, and accounting for, "Capital Lease" and "Capital Lease Obligations" GAAP means generally accepted accounting principles in the United States which are in effect as of the Issue Date.

        "Guarantee" means, as to any Person, a guarantee, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person, but excluding endorsements for collection or deposit in the normal course of business.

        "Guarantor" means any Restricted Subsidiary of the Company that fully and unconditionally guarantees the payment of principal of, premium, if any, and accrued and unpaid interest on the Notes by executing and delivering to the Trustee a supplemental indenture, until such time as such Restricted Subsidiary is released from its Note Guarantee.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

  (1)
  any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement;

  (2)
  any commodity forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement;

  (3)
  any foreign exchange contract, currency swap agreement or other similar agreement or arrangement; or

  (4)
  any other Swap Contract.

        "Incur" means, with respect to any Indebtedness of any Person, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness (and "Incurrence" and "Incurred" will have meanings correlative to the foregoing); provided that (a) any Indebtedness of such Person existing at the time such Person becomes a Restricted Subsidiary of the Company will be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary of the Company, (b) none of the accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, or the payment of interest in the form of additional Indebtedness or dividends in the form of additional shares of Preferred Stock or Disqualified Stock, in each case, with the same terms (to the extent provided for when the Indebtedness, Preferred Stock or Disqualified Stock on which such interest or dividends are paid was originally issued) will be considered an Incurrence of Indebtedness, and (c) a change in GAAP or the application thereof that results in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness.

        "Indebtedness" means with respect to any Person, without duplication:

  (1)
  all obligations of such Person for borrowed money;

  (2)
  all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

  (3)
  all Capitalized Lease Obligations of such Person;

  (4)
  all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

  (5)
  all obligations of such Person in respect of any letter of credit, banker's acceptance or similar credit transaction (or reimbursement obligations in respect thereof);

  (6)
  all Hedging Obligations of such Person;

  (7)
  all Disqualified Stock issued by such Person, valued at the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, plus accrued dividends;

  (8)
  all Preferred Stock issued by a Restricted Subsidiary of such Person, valued at its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, plus accrued dividends;

  (9)
  all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness will be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness; and

  (10)
  to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

        For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

        The amount of any Indebtedness outstanding as of any date will be the outstanding balance at such date of all unconditional obligations as described above (without giving effect to any call premiums in respect thereof) and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation.

        The amount of any Indebtedness described in clauses (1) and (2) above will be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

        The amount of any Indebtedness described in clause (6) above will be, in respect of any one or more Hedging Obligations, equal to, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Obligation, (a) for any date on or after the date such Hedging Obligations have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Obligations, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Obligation.

        For purposes of determining any particular amount of Indebtedness, (x) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included, and (y) any Liens granted pursuant to the equal and ratable provisions referred to above under the caption "—Limitation on Liens Securing Indebtedness of the Company" shall not be treated as Indebtedness.

        "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a Guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude (a) extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be; (b) the acquisition of property and assets from suppliers and other vendors in the normal course of business and consistent with past practice; and (c) prepaid expenses and workers' compensation, utility, lease and similar deposits, in the normal course of business and consistent with past practice.

        "Investment Grade Rating" means a rating of the Notes by a Rating Agency that is one of such agency's four highest generic rating categories that signifies investment grade (i.e. BBB- (or the equivalent) or higher by S&P; Baa3 (or the equivalent) or higher by Moody's and BBB (or the equivalent) or higher by Fitch); provided that in each case, such ratings are publicly available; provided, further, that if Moody's, S&P or Fitch is no longer in existence with no successor or assign or Moody's, S&P or Fitch ceases to publicly rate the Notes for reasons outside of the Company's control, then the equivalent Investment Grade Rating from any other Rating Agency selected by the Company.

        "Issue Date" means the first date that the Notes are issued under the Indenture.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Moody's" means Moody's Investors Service, Inc. or any successor or assign that is a Nationally Recognized Statistical Rating Organization.

        "Nationally Recognized Statistical Rating Organization" means a nationally recognized statistical rating organization registered under Section 15E of the Exchange Act (or any applicable successor provision).

        "Permitted Funding Debt" means Securities Lending Debt, Trading Debt, the aggregate principal amount outstanding of the obligations of the Company and its Restricted Subsidiaries to repurchase securities pursuant to Repurchase Agreements, the aggregate amount of the Repurchase Liability, and, in each case, all guarantees issued by the Company or any of its Subsidiaries in respect of such obligations.

        "Permitted Liens" means the following types of Liens:

  (1)
  Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

  (2)
  Liens securing Indebtedness and other obligations under Credit Facilities in an aggregate amount not to exceed the amount permitted to be incurred pursuant to clause (1) of the definition of "Permitted Indebtedness";

  (3)
  Liens securing the Notes or any Note Guarantee thereof;

  (4)
  Liens securing Permitted Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced;

  (5)
  statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

  (6)
  Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or insurance related obligations (including Liens or deposits securing liability to insurance carriers under insurance or self-insurance arrangements), including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, warranty requirements, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

  (7)
  judgment Liens not giving rise to an Event of Default;

  (8)
  any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation other than proceeds thereof;

  (9)
  Liens securing Indebtedness incurred under clause (4) of the definition of "Permitted Indebtedness"; provided that (a) such Liens only cover the property, plant or equipment so acquired, constructed or improved with the proceeds from such Indebtedness and (b) any such Lien is created within 180 days of the later of the date such property, plant or equipment is acquired or the construction or improvement is completed;

  (10)
  Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of letters of credit or bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (11)
  Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

  (12)
  Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

  (13)
  Liens securing Hedging Obligations permitted under the Indenture or clearing, depositary, regulated exchange or settlement activities in respect thereof;

  (14)
  Liens securing Acquired Indebtedness incurred in accordance with the covenant described under "—Certain Covenants—Limitation on Indebtedness"; provided that:

  (a)
  such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company, and

  (b)
  such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company;

  (15)
  banker's Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank or prime broker accounts in the ordinary course of business and Liens on cash accounts securing Indebtedness incurred under clause (10)(b) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Indebtedness" with financial institutions;

  (16)
  Liens arising in connection with Permitted Funding Debt incurred by the Company or any of its Restricted Subsidiaries provided such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the securities that related to the respective Permitted Funding Debt transaction; and

  (17)
  other Liens securing Indebtedness for borrowed money with respect to property or assets with an aggregate Fair Market Value (valued at the time of creation thereof) not to exceed $5.0 million.

        "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any Restricted Subsidiary issued in exchange for, or the net cash proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any Restricted Subsidiary (other than Indebtedness owed to the Company or to any Restricted Subsidiary of the Company); provided that:

  (1)
  the amount of such Permitted Refinancing Indebtedness does not exceed the amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any premium, tender and defeasance costs necessary to accomplish such refinancing and such expenses incurred in connection therewith);

  (2)
  in the case of term Indebtedness, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to

    Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

  (3)
  if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or any Note Guarantee, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or such Note Guarantee, as the case may be, on terms at least as favorable, taken as a whole, to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

  (4)
  if such Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is Indebtedness solely of the Company (and is not otherwise Guaranteed by a Restricted Subsidiary of the Company), the such Permitted Refinancing Indebtedness shall be Indebtedness solely of the Company.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Preferred Stock" means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.

        "Rating Agency" means each of Moody's, S&P and Fitch, or if Moody's, S&P or Fitch is no longer in existence with no successor or assign, or Moody's, S&P or Fitch ceases to publicly rate the Notes for reasons outside of the Company's control, a Nationally Recognized Statistical Rating Organization selected by the Company which shall be substituted for Moody's, S&P or Fitch, as the case may be, notice of which shall be given to the Trustee. "Rating Agencies" means Moody's, S&P and Fitch.

        "Repurchase Agreement" means, as of any date of determination, a repurchase agreement entered into by the Company or any of its Restricted Subsidiaries from time to time pursuant to which the Company or such Restricted Subsidiary shall have sold securities to a third party and has agreed to repurchase such securities at a stated date of maturity that is no more than 90 days from the date of determination, disregarding any rollover, renewal or extension (whether automatic or otherwise) or similar provision stated therein; provided that such repurchase agreement shall have been entered into by the Company or such Restricted Subsidiary in the ordinary course of its business.

        "Repurchase Liability" means, as of any date of determination, the liability of the Company or any of its Restricted Subsidiaries to purchase securities in the market that are identical to those securities it borrowed and sold pursuant to Repurchase Transactions (it being understood that such liability shall be measured based on the then market value of such security).

        "Repurchase Transaction" means a repurchase transaction in which the Company or any of its Restricted Subsidiaries borrows a security and delivers it to a purchaser and at a later date, the Company or such Restricted Subsidiary purchases the identical security in the market to replace the borrowed security; provided that such transaction shall have been entered into by the Company or such Restricted Subsidiary in the ordinary course of its business.

        "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder from time to time.

        "S&P" means Standard & Poor's Ratings Services, a division of McGraw Hill Financial, Inc., or any successor or assign that is a Nationally Recognized Statistical Rating Organization.

        "Securities Lending Debt" means any Indebtedness incurred by the Company or any of its Restricted Subsidiaries consisting of the liability for any borrowed securities to the lender thereof in connection with any Securities Lending Transaction.

        "Securities Lending Transaction" means certain offsetting securities lending transactions whereby the Company or any of its such Restricted Subsidiaries borrows securities from one entity and then lends such securities to another entity (with the Company always maintaining a matched book between securities borrowed and securities loaned).

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

        "Subsidiary" means, with respect to any Person:

  (1)
  a corporation a majority of whose Voting Stock is at the time owned or controlled, directly or indirectly, by such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof; and

  (2)
  any other Person (other than a corporation), including, without limitation, a partnership, limited liability company, business trust or joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).

        "Subordinated Indebtedness" means Indebtedness of the Company that by its terms is subordinated or junior in right of payment to the Notes.

        "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward and futures commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement published by the Foreign Exchange Committee or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

        "Trading Debt" means Indebtedness of any Restricted Subsidiary of the Company, that engages primarily in the business of proprietary trading, owed to prime brokers that are regulated by FINRA (or an equivalent regulatory body in a foreign jurisdiction) (i) the proceeds of which Indebtedness are used solely by such Restricted Subsidiary to purchase securities or other financial instruments in the ordinary course of its business and (ii) which Indebtedness is secured only by cash and/or such securities and financial instruments.

        "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available

source of similar market data)) most nearly equal to the period from the redemption date to                  , 2017; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Company shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to                  , 2017 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company will (a) calculate the Treasury Rate on the second Business Day preceding the applicable redemption date and (b) prior to such redemption date file with the Trustee an officers' certificate setting forth the Make-Whole Amount and the Treasury Rate and showing the calculation of each in reasonable detail.

        "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated as an Unrestricted Subsidiary by the Board of Directors of the Company pursuant to a Board Resolution in compliance with the covenant described above under the caption "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," and any Subsidiary of such Subsidiary.

        "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two business days prior to such determination, such calculation to be performed by the Company.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is ordinarily entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following are the material U.S. federal income tax consequences of ownership and disposition of the Notes. This discussion applies only to Notes that meet both of the following conditions:

  •
  they are purchased by those initial holders who purchase Notes at the "issue price," which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the Notes is sold for money; and

  •
  they are held as capital assets within the meaning of Section 1221 of the Code (as defined below).

        This discussion does not describe all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules such as:

  •
  financial institutions;

  •
  insurance companies;

  •
  dealers or traders using a mark-to-market method of tax accounting for the Notes;

  •
  persons holding Notes as part of an integrated transaction;

  •
  U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

  •
  partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

  •
  tax-exempt organizations; or

  •
  persons subject to the alternative minimum tax or the Medicare contribution tax.

        If an entity treated as a partnership for U.S. federal income tax purposes holds Notes, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners of partnerships holding Notes are urged to consult their tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of the Notes to them.

        This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations in effect as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect.

PERSONS CONSIDERING THE PURCHASE OF NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

Tax Consequences to U.S. Holders

        As used herein, the term "U.S. Holder" means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

  •
  a citizen or individual resident of the United States;

  •
  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

  •
  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

        The term U.S. Holder also includes certain former citizens and residents of the United States.

  Payments of Interest

        Interest paid on a Note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes. The Notes are expected to be issued without original issue discount (other than de minimis original issue discount) for U.S. federal income tax purposes.

  Sale, Exchange or Retirement of the Notes

        Upon the sale, exchange or retirement of a Note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the U.S. Holder's adjusted tax basis in the Note, which will generally equal the cost of the Note. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under "Payments of Interest" above.

        Gain or loss realized on the sale, exchange or retirement of a Note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Note has been held for more than one year. The deductibility of capital losses is subject to limitations.

  Contingent Payments

        In certain circumstances, the Company may be obligated to pay you amounts in excess of the interest and principal payable on the Notes. The Company's obligation to make additional payments upon a change of control or certain redemptions, may implicate the provisions of Treasury regulations relating to "contingent payment debt instruments." The Company intends to take the position that the Notes should not be treated as contingent payment debt instruments because of these payments. Assuming such position is respected, a U.S. Holder would be required to include in income the amount of any such payments at the time such payments are received or accrued in accordance with such U.S. Holder's method of accounting for U.S. federal income tax purposes. If the IRS successfully challenges this position, and the Notes are treated as contingent payment debt instruments because of such payments, U.S. Holders might, among other things, be required to accrue interest income at higher rates than the interest rate on the Notes, and to treat any gain recognized on the sale or other disposition of a Note as ordinary income rather than as capital gain. This discussion assumes that the Notes will not be treated as contingent payment debt instruments for U.S. federal income tax purposes. The regulations applicable to contingent payment debt instruments have not been the subject of authoritative interpretation and therefore the scope of the regulations is not certain. Purchasers of Notes are urged to consult their tax advisors regarding the possible application of the contingent payment debt instrument rules to the Notes.

  Backup Withholding and Information Reporting

        Information returns generally will be filed with the Internal Revenue Service (the "IRS") in connection with payments on the Notes and the proceeds from a sale or other disposition of the Notes. A U.S. Holder will be subject to U.S. backup withholding on these payments if the U.S. Holder fails to provide its taxpayer identification number to the applicable withholding agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder's U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

        As used herein, the term "Non-U.S. Holder" means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

  •
  a nonresident alien individual;

  •
  a foreign corporation; or

  •
  a foreign estate or trust.

        The term "Non-U.S. Holder" does not include a beneficial owner who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes. Such a beneficial owner is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a Note.

  Payments on the Notes

        Subject to the discussions below concerning backup withholding and FATCA, payments of principal and interest on the Notes to a Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that, in the case of interest,

  •
  the Non-U.S. Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote and is not a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership;

  •
  the Non-U.S. Holder is not a bank receiving interest on a loan entered into the ordinary course of its trade or business;

  •
  such interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States; and

  •
  the Non-U.S. Holder of the Note certifies on a properly executed IRS Form W-8 appropriate to the Non-U.S. Holder's circumstances, under penalties of perjury, that it is not a United States person. Special certification rules apply to Notes that are held through foreign intermediaries.

        Subject to the discussion below concerning income of a Non-U.S. Holder that is effectively connected with the conduct of a trade or business in the United States, if a Non-U.S. Holder cannot satisfy the requirements described above, payments of interest on the Notes to such Non-U.S. Holder will generally be subject to a 30 percent U.S. federal withholding tax, unless the Non-U.S. Holder provides the applicable withholding agent with a properly executed IRS Form W-8 appropriate to the Non-U.S. Holder's circumstances claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty and complies with any other applicable procedures.

  Sale, Exchange or Retirement of the Notes

        Subject to the discussion below concerning backup withholding and FATCA, a Non-U.S. Holder of a Note will not be subject to U.S. federal income tax on gain realized on the sale, exchange or retirement of such Note, unless the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States, subject to an applicable income tax treaty providing otherwise, although any amounts attributable to accrued interest will be treated as described above under "Payments on the Notes." See the discussion below under "FATCA" regarding withholding under the FATCA rules on gross proceeds of the sale, exchange or retirement of the Notes.

  Non-U.S. Holder Engaged in a U.S. Trade or Business

        If a Non-U.S. Holder of a Note is engaged in a trade or business in the United States, and if income or gain on the Note is effectively connected with the conduct of this trade or business (and if required by an applicable income tax treaty, the income or gain is attributable to a permanent establishment or fixed base maintained by the holder in the United States), the Non-U.S. Holder, although exempt from the withholding tax on interest discussed above, will generally be taxed in the same manner as a U.S. Holder (see "Tax Consequences to U.S. Holders" above), subject to an applicable income tax treaty providing otherwise, except that the Non-U.S. Holder will be required to provide to the applicable withholding agent a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax on interest. These holders should consult their own tax advisors with respect to other U.S. tax consequences of the ownership and disposition of Notes, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate).

  Backup Withholding and Information Reporting

        Information returns generally will be filed with the IRS in connection with interest payments on the Notes. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the Notes, and the Non-U.S. Holder may be subject to backup withholding on payments on the Notes or on the proceeds from a sale or other disposition of the Notes. Compliance with the certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

FATCA

        Legislation commonly referred to as "FATCA" generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity's jurisdiction may modify these requirements. Withholding under these rules (if applicable) applies to payments of interest on the Notes and, after December 31, 2016, to payments of gross proceeds of the sale, exchange or retirement of the Notes. If withholding applies to the Notes, we will not be required to pay any additional amounts with respect to amounts withheld. Non-U.S. Holders, and U.S. Holders holding Notes through a non-U.S. intermediary, should consult their tax advisors regarding the potential application of FATCA to the Notes.

UNDERWRITING (CONFLICTS OF INTEREST)

        Sterne, Agee & Leach, Inc. and Cowen and Company, LLC are acting as the representatives of the underwriters of this offering. Subject to the terms and conditions in the underwriting agreement among us and the underwriters, each of the underwriters has agreed, severally and not jointly, to purchase from us, and we have agreed to sell to the underwriters, the aggregate principal amount of Notes set opposite its name below.

Underwriter	Principal Amount of Notes
Sterne, Agee & Leach, Inc.	$
Janney Montgomery Scott LLC
Cowen and Company, LLC
Wunderlich Securities, Inc.
Incapital LLC
JMP Securities LLC
Ladenburg Thalmann & Co. Inc.

Total	$

        The underwriting agreement provides that the several obligations of the underwriters to purchase the Notes included in this offering are subject to approval of legal matters by counsel and to other conditions. Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of the Notes are purchased. If an underwriter defaults, the underwriting agreement provides that, under the circumstances, the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        The underwriters propose to offer some of the Notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the Notes to dealers at the public offering price less a concession not to exceed $            per Note. The underwriters may allow, and dealers may reallow, a concession not to exceed $            per Note on sales to other dealers. After the initial offering of the Notes to the public, the underwriters may change the public offering price and concessions. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

        The amount of the underwriting discount (expressed as a percentage of the principal amount of the Notes) to be paid by us to the underwriters in connection with this offering is         %.

        We have granted the underwriters an option to purchase up to an additional $            aggregate principal amount of Notes at the public offering price set forth on the cover page of this prospectus supplement, less the underwriting discount, within 30 days from the date of this prospectus supplement. If the underwriters' option were exercised in full, the total price to the public would be $                , the total underwriting discount would be $            and the total proceeds, before deducting expenses, to us would be $            .

        Subject to certain exceptions, we have agreed not to directly or indirectly, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities issued or guaranteed by the Company or any securities convertible into, or exercisable or exchangeable for, debt securities issued or guaranteed by the Company or file any registration statement under the Securities Act with respect to any of the foregoing for a period of 30 days after the date of this prospectus supplement without first obtaining the written consent of the representative of the underwriters. This consent may be given at any time without public notice.

        Prior to this offering, there has been no public market for the Notes. We intend to apply to list the Notes on The Nasdaq Global Market. If the application is approved, we expect trading in the Notes on The Nasdaq Global Market to begin within 30 days after the original issue date. In order to meet one of the requirements for listing the Notes, the underwriters will undertake to sell the Notes to a minimum of 400 beneficial holders.

        The Notes are a new issue of securities with no established trading market. The representatives of the underwriters have advised us that they intend to make a market in the Notes but are not obligated to do so and may discontinue market making at any time without notice. Neither we nor the underwriters can assure you that the trading market for the Notes will be liquid.

        In connection with this offering, the underwriters may purchase and sell Notes in the open market. These transactions may include over-allotment, covering transactions and stabilizing transactions. Over-allotment involves sales of Notes in excess of the principal amount of Notes to be purchased by the underwriters in the offering, which creates a short position. Covering transactions involve purchase of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

        Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        We estimate that our total expenses for this offering, excluding the underwriting discount described above, will be approximately $508,500 and will be payable by us. In addition, we have agreed to reimburse the underwriters for certain offering expenses incurred by them in an amount of up to $375,000, subject to certain conditions.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make because of any of these liabilities.

        The underwriters may, from time to time, engage in transactions with, and perform services for, us in the ordinary course of their business.

        In addition, in the ordinary course of their respective business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a limited principal amount of the Notes for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations.

        Other than the prospectus in electronic format, information contained in any other website maintained by an underwriter or selling group member is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been endorsed by us and should not be relied on by investors in deciding whether to purchase any Notes.

        It is expected that delivery of the Notes will be made on or about the date specified on the cover page of this prospectus supplement, which will be the       business day following the date of this prospectus supplement. Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, the purchasers who wish to trade Notes on the date of this prospectus supplement or the next succeeding        business days will be required to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of Notes who wish to trade Notes on the date of this prospectus supplement or the next succeeding       business days should consult their own advisors.

        The Notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such Notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose procession this prospectus supplement comes are advised to inform themselves about, and to observe any restrictions relating to, the offering and the distribution of this prospectus supplement. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of any offer to buy, the Notes offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Conflicts of Interest

        Our affiliate, Cowen and Company, LLC, is a member of FINRA and is participating in the distribution of the Notes. The distribution arrangements for this offering comply with the requirements of FINRA Rule 5121 regarding a FINRA member's firm participation in the distribution of securities of an affiliate. In accordance with Rule 5121, no FINRA member firm that has a conflict of interest under Rule 5121 may make sales in this offering to any discretionary account without the prior approval of the customer. Our affiliates, including Cowen and Company, LLC, may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the Notes in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

LEGAL MATTERS

        The validity of the Notes will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. Jack H. Nusbaum, a Senior Partner of Willkie Farr & Gallagher LLP, is a member of our board of directors. Mayer Brown LLP, New York, New York, will pass upon certain legal matters relating to the Notes for the underwriters.

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Cowen Group, Inc.

$ 150,000,000

Debt Securities

        We may offer and sell debt securities from time to time in one or more series and in amounts, at prices and on terms that we will determine at the time of the offering. These debt securities may be senior or subordinated. The aggregate initial offering price of the debt securities that we will offer will not exceed $150,000,000.

        This prospectus provides you with a general description of the debt securities that may be offered. Each time debt securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the terms of the debt securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

        The debt securities may be offered and sold on a delayed or continuous basis directly by us, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. See "Plan of Distribution." The prospectus supplement will list any agents, underwriters or dealers that may be involved and the compensation they will receive. The prospectus supplement will also show you the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering.

        You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our debt securities.

        Investing in our debt securities involves risks that are described in the "Risk Factors" section beginning on page 2 of this prospectus, and in the documents incorporated by reference herein.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 6, 2014

        References in this prospectus to "we," "us," "our" and the "Company" refer to Cowen Group, Inc. and, unless the context otherwise requires, its consolidated subsidiaries.

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ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). Under this shelf registration process, we may offer and sell, from time to time the debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding us and the offered debt securities, please refer to the registration statement. Each time we offer debt securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any information contained in this prospectus. To the extent any statement made in a prospectus supplement or a document incorporated by reference herein after the date hereof is inconsistent with the statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or the incorporated document. You should read both this prospectus and any prospectus supplement together with additional information incorporated herein and therein described under the heading "Where You Can Find More Information" before you make any investment decision.

        You should rely only on the information contained in or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. We are not making an offer of these debt securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus or of any prospectus supplement, free writing prospectus or document incorporated by reference.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated herein by reference contain certain forward-looking statements that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking terms such as "may," "might," "will," "would," "could," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "project," "possible," "potential," "intend," "seek" or "continue," the negative of these terms and other comparable terminology or similar expressions. In addition, our management may make forward-looking statements to analysts, representatives of the media and others. These forward-looking statements represent only the Company's beliefs regarding future events (many of which, by their nature, are inherently uncertain and beyond our control) and are predictions only, based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. In particular, you should consider the risks outlined under Item 1A—"Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent reports we have filed with the SEC.

        Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update any of these forward-looking statements after the date they are made to conform our prior statements to actual results or revised expectations. Further disclosures that we make on related subjects in our additional filings with the SEC should be consulted.

RISK FACTORS

        An investment in our securities involves risks. You should consider carefully the risks and uncertainties described under the heading "Risk Factors" in any applicable prospectus supplement and under the caption "Risk Factors" in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are incorporated herein by reference, before you decide whether to purchase any of our debt securities, specifically the risk factors contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Report on form 10-Q which are incorporated by reference herein. These risks could materially adversely affect our business, financial condition, results of operations and cash flows, and you may lose part or all of your investment. For more information, see the section of this prospectus titled "Where You Can Find More Information."

COWEN GROUP, INC.

        The following highlights information about the registrants and our business contained elsewhere or incorporated by reference in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in any of our debt securities. You should carefully read this prospectus together with the more detailed information incorporated by reference in this prospectus.

        Cowen Group, Inc. is a diversified financial services firm and, together with its consolidated subsidiaries, provides alternative investment management, investment banking, research, and sales and trading services through its two business segments: Ramius LLC and its affiliates ("Ramius") comprise the Company's alternative investment segment, while Cowen and Company, LLC ("Cowen and Company") and its affiliates comprise the Company's broker-dealer segment. For a discussion of certain financial information broken down by segment, please see the notes to the Company's consolidated financial statements.

        Ramius is an alternative investment platform offering innovative products and solutions across the liquidity spectrum to institutional and private clients. The predecessor to this business was founded in 1994 and, through one of its subsidiaries, has been a registered investment adviser under the Investment Advisers Act of 1940 since 1997. Ramius offers investors access to strategies to meet their specific needs including small-cap activism, healthcare royalties, customized solutions, event driven equity, real estate, long/short credit and managed futures. Ramius focuses on attracting and retaining talented in-house and affiliated investment teams and providing them with institutional infrastructure, robust sales and marketing and industry knowledge. A significant portion of the Company's capital is invested alongside Ramius's alternative investment clients. Our alternative investment business had approximately $10.6 billion of assets under management as of April 1, 2014.

        Our broker-dealer businesses include research, brokerage and investment banking services to companies and institutional investor clients primarily in our target sectors: healthcare, technology, media and telecommunications, consumer, aerospace and defense, industrials, real estate investment trusts, clean technology, energy, metals and mining, transportation, chemicals and agriculture. We provide research and brokerage services to over 1,000 domestic and international clients seeking to trade securities, principally in our target sectors. Historically, we have focused our investment banking efforts on small to mid-capitalization public companies as well as private companies.

        We were incorporated in the State of Delaware in 2009. Our principal executive offices are located at 599 Lexington Avenue, New York, New York 10022, and our telephone number is (212) 845-7900. Our website address is www.cowen.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.

 USE OF PROCEEDS

        Unless we specify otherwise in an accompanying prospectus supplement, we will use the net proceeds from the sale of the debt securities offered by this prospectus for general corporate purposes, working capital and capital expenditures.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the ratio of earnings to fixed charges for each of the periods presented. For purposes of computing this ratio, earnings consist of pre-tax net income (loss) before non-controlling interests and adjustment for income (loss) from equity investees plus fixed charges to the extent that these charges are included in the determination of earnings and distributed income of equity investees. Fixed charges consist of interest expense, amortization of debt discount and capitalized debt costs and the portion of rental expense that represents an appropriate interest factor.

		Year ended December 31,
	Three Months Ended March 31, 2014
		2013	2012	2011	2010	2009
Ratio of earnings to fixed charges	6.83	2.36	—	—	—	—

        For the years ended December 31, 2012, 2011, 2010 and 2009, we had earnings-to-fixed charges deficiencies of approximately $23,101,000, $83,818,000, $26,543,000 and $7,132,000, respectively.

DESCRIPTION OF DEBT SECURITIES

        The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by us and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

        The debt securities of a series will be the direct obligation of Cowen Group, Inc. The debt securities offered hereby, consisting of notes, debentures and other evidences of indebtedness, may be issued from time to time in one or more series pursuant to, in the case of senior debt securities, a senior indenture to be entered into between us and the trustee, and in the case of subordinated debt securities, a subordinated indenture to be entered into between us and a trustee to be named therein.

        Because the following is only a summary of selected provisions of the senior indenture, the subordinated indenture and the debt securities, it does not contain all information that may be important to you. This summary is not complete and is qualified in its entirety by reference to the senior indenture, the subordinated indenture, and any supplemental indentures thereto or officer's certificate or board resolution related thereto. We urge you to read the indentures because the indentures, not this description, define the rights of the holders of the debt securities. The senior indenture and the subordinated indenture will be substantially in the forms included as exhibits to the registration statement of which this prospectus is a part. The terms of our debt securities will include those set forth in the indentures, and any supplemental indentures thereto or officers' certificates or board resolutions related thereto, and those made a part of the indentures by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        Unless we inform you otherwise in the prospectus supplement, "Senior Indebtedness" will mean all of our indebtedness, including guarantees issued by us, unless the indebtedness states that it is not senior to the subordinated debt securities. In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to "we," "us," "our" and the "Company" refer to Cowen Group, Inc. only and not to any of its subsidiaries.

General

        Neither indenture limits the amount of debt securities that may be issued under that indenture, and neither indenture limits the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the indentures from time to time in one or more series.

        We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series.

        When we refer to "debt securities" or a "series of debt securities," we mean, respectively, debt securities or a series of debt securities issued under the applicable indenture. When we refer to a prospectus supplement, we mean the prospectus supplement describing the specific terms of the applicable debt security. The terms used in a prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

        The senior debt securities will constitute our unsecured and unsubordinated indebtedness and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness and senior in right of payment to all of our subordinated indebtedness outstanding from time to time. The debt securities will be effectively subordinated to, and thus have a junior position to, any secured indebtedness we may have with respect to the assets securing that indebtedness. The subordinated debt securities will constitute our unsecured and subordinated obligations and will rank junior to all of our senior indebtedness and may rank equally with or senior to other subordinated indebtedness we may issue from time to time.

        The debt securities will effectively rank junior in right of payment to all liabilities of each of our subsidiaries. Claims of creditors of our subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of any debt securities. Accordingly, any debt securities will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of such subsidiaries.

        Unless we inform you otherwise in the prospectus supplement, neither indenture will contain any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. In addition, unless we inform you otherwise in the prospectus supplement, the indentures will not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

        When we refer to "the trustee" we mean the applicable trustee serving in such capacity with respect to the debt securities issued under the related indenture. If two or more persons are acting as trustee with respect to different series of debt securities issued under the same indenture, each of those trustees will be a trustee of a trust under that indenture separate and apart from the trust administered by any other trustee. In that case, except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by the trustee may be taken by each of those trustees only with respect to the one or more series of debt securities for which it is trustee.

        The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

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  whether the debt securities will be senior or subordinated debt securities;

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  the title of the debt securities;

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  the total principal amount of the debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the purchase price of the debt securities, expressed as a percentage of the principal amount;

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  whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders and the name of the depositary for the debt securities, if other than The Depository Trust Company ("DTC"), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue the debt securities in book-entry form only;

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  the date or dates on which the principal of and any premium on the debt securities will be payable;

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  any interest rate, the date from which any such interest will accrue, the interest payment dates on which any such interest will be payable, the record dates for any such interest payments and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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  whether and under what circumstances we will pay any additional amounts with respect to the debt securities;

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  the place or places where payments on the debt securities will be made and the debt securities may be surrendered for registration of transfer or exchange;

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  any provisions for optional redemption or early repayment;

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  any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities;

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  the denominations in which we will issue the debt securities if other than $2,000 and integral multiples of $1,000 in excess thereof;

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  whether payments on the debt securities will be payable in foreign currency or another form and whether payments will be payable by reference to any index, formula or other method and the manner in which such amounts are to be determined, and, if applicable, provisions to permit a pledge of obligations other than U.S. government securities and of money in such currency or currencies other than U.S. dollars (or the establishment of other arrangements) to satisfy the requirements for satisfaction and discharge of the applicable indenture with respect to the debt securities of such series;

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  the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

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  whether the provisions described below under the heading "—Defeasance and Discharge" apply to the debt securities;

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  any changes or additions to the events of default or covenants described in this prospectus;

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  any restrictions or other provisions relating to the transfer or exchange of debt securities;

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  any terms for the conversion or exchange of the debt securities for other securities;

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  the relative degree, if any, to which the debt securities of such series shall be senior to or subordinated to other series of debt securities or other indebtedness of ours in right of payment; and

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  any other terms of the debt securities, whether in addition to, or by modification or deletion of, the terms described herein or in the applicable indenture.

        We may sell the debt securities at a discount, which may be substantial, below their stated principal amount.

        These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United States ("U.S.") federal income tax consequences and other special considerations.

        If we sell any of the debt securities for any foreign currency or if payments on the debt securities are payable in any foreign currency, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency.

Merger Covenant

        Pursuant to the terms of each indenture, we may not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign (excluding any assignment solely as collateral for security purposes under a credit facility but not any outright assignment upon the foreclosure of any such collateral), convey, lease, transfer or otherwise dispose of all or substantially all of our assets to any Person, as defined in that indenture, or Persons in a single transaction or through a series of related transactions, unless:

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  we shall be the successor or continuing Person or, if we are not the successor or continuing Person, the resulting, surviving or transferee Person (the "Surviving Entity") is a company organized and existing under the laws of the United States, any State thereof or the District of Columbia that expressly assumes all of our obligations under the debt securities and that indenture pursuant to a supplement thereto executed and delivered to the trustee;

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  immediately after giving effect to such transaction or series of related transactions, no event of default has occurred and is continuing under that indenture; and

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  we or our Surviving Entity shall have delivered to the trustee an officers' certificate and opinion of counsel stating that the transaction or series of related transactions and any supplement thereto complies with the terms of that indenture and constitutes the legal, valid and binding obligation of us or the Surviving Entity, enforceable against us or the Surviving Entity in accordance with its terms.

        If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our assets occurs in accordance with the terms of the applicable indenture, the Surviving Entity shall succeed to, and be substituted for, and may exercise every one of our rights and powers under the applicable indenture with the same effect as if such Surviving Entity had been named in our place. We shall (except in the case of a lease) be discharged from all obligations and covenants under that indenture and any debt securities issued thereunder, and may be liquidated and dissolved.

Events of Default

        Unless we inform you otherwise in the prospectus supplement, the following are events of default with respect to a series of debt securities:

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  the failure to pay any installment of interest on or any additional amounts with respect to any debt security of that series when due and such default continues for 30 days or longer, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

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  the failure to pay the principal of or any premium on any debt security of that series when due, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

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  the failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture for 60 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities of that series issued under that indenture (except for our failure to comply with the covenant prohibiting certain consolidations, mergers and sales of assets (described above), which will be an event of default upon receipt by us of such notice);

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  the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any of our or any restricted subsidiary's indebtedness, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt of notice of any such acceleration) if the aggregate principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $50.0 million or more at any time;

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  one or more judgments in an aggregate amount in excess of $50.0 million remain undischarged, unpaid or unstayed for a period of 60 days after the judgment or judgments become final and non-appealable;

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  specified events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries, or any group of subsidiaries that, taken as a whole, would constitute a significant subsidiary;

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  the failure to deposit any sinking fund payment, when due, in respect of any debt security of that series, whether or not, in the case of subordinated debt securities, such deposit is prohibited by the subordination provisions of the subordinated indenture; and

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  any other event of default provided for in that series of debt securities or the applicable indenture and described in the applicable prospectus supplement.

        We may change, eliminate or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement. A default under one series of debt securities will not necessarily be a default under any other series.

        If an event of default relating to certain events of our bankruptcy or insolvency occurs, all then outstanding debt securities of that series will become due and payable immediately without further action or notice. At any time after the trustee or the holders have accelerated the applicable debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of those outstanding debt securities may, under certain circumstances, rescind and annul such acceleration.

        If any other event of default for any series of debt securities occurs and is continuing, the trustee may and, at the direction of the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series shall, declare all of those debt securities to be due and payable immediately by notice in writing to us and, in case of a notice by holders, also to the trustee specifying the respective event of default and that it is a notice of acceleration.

        Holders of a majority in principal amount of any series of outstanding debt securities may, subject to some limitations, waive any past default with respect to that series and the consequences of the default (including without limitation waivers obtained in connection with the purchase of, or tender offer or exchange offer for, such debt securities). The prospectus supplement relating to any series of debt securities that are original issue discount securities will describe the particular provisions relating to acceleration of a portion of the principal amount of those original issue discount securities upon the occurrence and continuation of an event of default.

        Subject to certain limitations, holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the trustee in its exercise of any trust or power with respect to that series. The trustee may withhold from holders of the debt securities of any series notice of any continuing default or event of default for such series if it determines that withholding notice is in their interest, except a default or event of default relating to the payment of principal, interest, premium or additional amounts, if any.

        Subject to the provisions of the applicable indenture relating to the duties of the trustee, in case an event of default for any series occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of debt securities of that series unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium or additional amounts, if any, or interest when due, no holder of debt securities of a series may pursue any remedy with respect to the indenture or the debt securities unless:

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  such holder has previously given the trustee notice that an event of default is continuing with respect to that series;

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  holders of at least 25% in aggregate principal amount of the debt securities of that series have requested the trustee to pursue the remedy;

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  such holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense;

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  the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

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  holders of a majority in aggregate principal amount of the debt securities of that series have not given the trustee a direction inconsistent with such request within such 60-day period.

        Holders of a debt security are entitled at any time, however, to bring a lawsuit for the payment of money due on a debt security on or after its stated maturity (or, if a debt security is redeemable, on or after its redemption date).

        With respect to subordinated debt securities, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described below under "—Subordination."

        Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request for the trustee and how to declare or cancel an acceleration of the maturity.

        We are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon our becoming aware of any default or event of default, we are required within 30 days after the occurrence to deliver to the trustee a statement specifying such default or event of default.

Subordination

        The subordinated debt securities will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness (defined below). In the event of:

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  any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets;

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  any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy; or

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  any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours;

then and in any such event the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities, and to that end the holders of Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of ours being subordinated to the payment of subordinated debt securities, which may be payable or deliverable in respect of subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event.

        By reason of such subordination, in the event of our liquidation or insolvency, holders of Senior Indebtedness and holders of other obligations of ours that are not subordinated to Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities.

        The subordination will not affect our obligation, which will be absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination will not prevent the occurrence of any default under the subordinated indenture.

        Subject to the payment in full of all Senior Indebtedness, the rights of the holders of subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, subordinated debt securities have been paid in full.

        No payment of principal, including redemption and sinking fund payments, of or any premium or interest on or any additional amounts with respect to the subordinated debt securities may be made:

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  if any Senior Indebtedness of ours is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist; or

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  if the maturity of any Senior Indebtedness of ours has been accelerated because of a default.

        The subordinated indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include indebtedness that is senior to subordinated debt securities, but subordinate to our other obligations. The senior debt securities will constitute Senior Indebtedness under the subordinated indenture.

        The term "Senior Indebtedness" means all indebtedness of ours outstanding at any time, except:

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  the subordinated debt securities;

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  indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such indebtedness is subordinated to or ranks equally with the subordinated debt securities;

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  indebtedness of ours owed to an affiliate of ours;

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  interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws; and

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  our trade accounts payable.

        Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or wavier of any term of such Senior Indebtedness.

        The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular series of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

Modification and Waiver

        Except as provided in the next four succeeding paragraphs or as may otherwise be provided pursuant to an indenture for all or any particular debt securities of any series, an indenture and the debt securities issued under that indenture may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of each series issued under that indenture affected by the change, voting as separate classes for this purpose, and any existing default or event of default or compliance with any provision of an indenture or the debt securities may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding debt securities of each series issued under the same indenture affected by the waiver, voting as separate classes for this purpose.

        Without the consent of each holder of debt securities of the series affected, an amendment, supplement or waiver may not (with respect to any debt securities of such series held by a non-consenting holder):

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  reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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  reduce the principal of any debt security or change its stated maturity, or alter the provisions relating to the redemption or repurchase of such debt securities;

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  reduce the rate of or change the time for payment of interest on any debt security;

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  waive a default or event of default in the payment of principal of, or interest or premium, or any additional amounts, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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  make payments on any debt security payable in currency other than as originally stated in the debt security;

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  make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of, or interest or premium, if any, on the debt securities;

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  waive a redemption payment with respect to any debt securities;

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  impair a holder's right to sue for payment of any amount due on its debt security;

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  make any change in the preceding amendment, supplement and waiver provisions; or

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  with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series.

        We may not amend the subordinated indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of Senior Indebtedness then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such Senior Indebtedness), except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of each affected series then outstanding, voting as separate classes, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series.

        Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

        We and the trustee may supplement or amend each indenture or the debt securities without notice to or the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

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  to cure any ambiguity, defect or inconsistency;

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  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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  to establish the form or terms of debt securities of any series as permitted by that indenture;

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  to provide for the assumption of our obligations to holders of debt securities in the case of a merger or consolidation or sale of all or substantially all of our properties or assets, as applicable;

  •
  to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under that indenture of any such holder;

  •
  to comply with requirements of the SEC in order to effect or maintain the qualification of that indenture under the Trust Indenture Act;

  •
  to add to our covenants for the benefit of the holders of all or any series of debt securities, or to surrender any right or power herein conferred upon us;

  •
  to add additional events of default with respect to all or any series of debt securities;

  •
  to change or eliminate any of the provisions of that indenture; provided that any such change or elimination will become effective only when there is no outstanding debt security of any series created prior to the execution of such amendment or supplemental indenture that is adversely affected in any material respect by such change in or elimination of such provision;

  •
  to supplement any provision of that indenture to permit or facilitate the defeasance and discharge of any series of debt securities so long as any action does not adversely affect the interest of holders of securities of that or any other series in any material respect;

  •
  to secure the debt securities;

  •
  to evidence and provide for the acceptance under that indenture of a successor trustee, each as permitted under the indenture and to add to or change any of the provisions of that indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee; or

  •
  to conform the text of that indenture or any debt securities to the description thereof in any prospectus or prospectus supplement of us with respect to the offer and sale of such debt securities, to the extent that such provision is inconsistent with a provision of the indenture or the debt securities, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series, as set forth in an officer's certificate.

Defeasance and Discharge

  Defeasance

        When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture.

        If we deposit with the trustee under an indenture any combination of money or government securities sufficient, in the opinion of an independent firm of certified public accountants, to make payments on the debt securities of a series issued under that indenture on the dates those payments are due, then, at our option, either of the following will occur:

  •
  we will be discharged from all of our obligations with respect to the debt securities of that series ("legal defeasance"); or

  •
  we will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series and other specified covenants under that indenture or any supplemental indenture thereto, and the related events of default will no longer apply ("covenant defeasance").

        To effect legal defeasance or covenant defeasance, we must irrevocably deposit in trust with the trustee an amount in any combination of funds or government securities, which, through the payment of principal and interest in accordance with their terms, will provide money sufficient to make payments on the debt securities of that series and sinking fund or analogous payments on the debt securities of that series.

        If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium, interest and additional amounts, if any, on or with respect to the debt securities will also survive.

        Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes as a result of legal defeasance or covenant defeasance and that the holders would be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect occurring after the date of the applicable indenture.

        If we effect covenant defeasance with respect to the debt securities of any series, the amount on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity. However, the debt securities of that series may become due and payable prior to their stated maturity if there is an event of default with respect to a covenant from which we have not been released. In that event, the amount on deposit may not be sufficient to pay all amounts due on the debt securities of that series at the time of the acceleration and the holders of those debt securities will be required to look to us for repayment of any shortfall.

        The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above.

Satisfaction and Discharge

        Except as may otherwise be provided pursuant to an indenture for all or any particular debt securities of any series issued in a currency or currencies other than U.S. dollars, an indenture will be discharged and will cease to be of further effect with respect to the debt securities of a series issued under that indenture, except for our obligation to register the transfer of and exchange debt securities of that series, when:

  •
  either:

  •
  all debt securities of that series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

  •
  all debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the debt securities of that series not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

  •
  no default or event of default has occurred and is continuing on the date of the deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which we or a significant subsidiary is a party or by which we or a significant subsidiary is bound;

  •
  we have paid or caused to be paid all sums payable by it under the indenture; and

  •
  we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities at maturity or on the redemption date, as the case may be.

        In addition, we must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Governing Law

        New York law will govern the indentures and the debt securities, without regard to conflicts of laws principles thereof.

PLAN OF DISTRIBUTION

        We may sell the debt securities at any time after the effectiveness of the registration statement of which this prospectus forms a part in one or more of the following ways from time to time:

  •
  through underwriters or dealers;

  •
  through agents;

  •
  directly to one or more purchasers; or

  •
  through a combination of any of these methods;

        The offered debt securities may be distributed periodically in one or more transactions at:

  •
  a fixed price or prices, which may be changed;

  •
  market prices prevailing at the time of sale;

  •
  prices related to the prevailing market prices; or

  •
  negotiated prices.

        The prospectus supplement will include:

  •
  the terms of the offering;

  •
  the names of any underwriters, dealers or agents;

  •
  the names of any managing underwriter or underwriters;

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  the purchase price or initial public offering price of the securities;

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  our net proceeds from the sale of the securities;

  •
  any underwriting discounts or agency fees and other underwriters' or agents' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers;

  •
  the place and time of delivery of the securities;

  •
  any commission paid to agents; and

  •
  any securities exchange on which the securities may be listed.

Sale through Underwriters, Dealers and Agents

        If underwriters are used in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions, at any time or times at a fixed public offering price or at varying prices. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and dealers may receive compensation from the underwriters in the form of discounts or concessions. The underwriters may change from time to time any fixed public offering price and any discounts or commissions allowed or re-allowed or paid to dealers. If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers.

        In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless otherwise provided in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the prospectus supplement for such securities. If we grant any over-allotment option, the terms of the option will be set forth in the prospectus supplement for the securities.

        This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire our securities to be issued on a delayed or contingent basis.

        Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act. Any discounts or commissions that we pay them and any profit they receive when they resell the securities may be treated as underwriting discounts and commissions under that Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, to contribute with respect to payments which they may be required to make in respect of such liabilities and to reimburse them for certain expenses.

        Underwriters, dealers and agents, and their affiliates or associates, may engage in transactions with us or perform services for us in the ordinary course of business and receive compensation from us.

        Each series of offered debt securities will be a new issue of securities and will have no established trading market. Securities may or may not be listed on a national or foreign securities exchange or automated quotation system. Any underwriters or agents to whom securities are sold for public offering or sale may make, but are not required to make, a market in the securities, and the underwriters or agents may discontinue making a market in the securities at any time without notice. No assurance can be given as to the liquidity or the existence of trading markets for any securities.

        Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the offered securities or any underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the offered securities to be higher than would be the case in the absence of such transactions.

Direct Sales

        We may also sell offered securities directly to institutional investors or others. These sales may include ones made under arrangements with the investors under which we have the right to require the investors to purchase the offered securities from us from time to time at prices tired to the market price for those securities.

Delayed Delivery Contracts

        If so indicated in the applicable prospectus supplement, we may authorize underwriters, dealers and agents to solicit offers by certain institutional investors to purchase offered securities from us pursuant to contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will describe the conditions to those contracts and the commission payable for solicitation of those contracts.

Remarketing Arrangements

        Offered securities may also be offered and sold, if we so indicate in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts as our agents. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters of the offered securities under the Securities Act.

Market-Making Resales By Affiliates

        This prospectus may be used by Cowen and Company LLC in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, Cowen and Company LLC may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Cowen and Company LLC may act as principal or agent, including as agent for the counterparty in a transaction in which Cowen and Company LLC acts as principal, or as agent for both counterparties in a transaction in which Cowen and Company LLC does not act as principal. Cowen and Company LLC may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

        The securities to be sold in market-making transactions include securities to be issued after the date of this prospectus, as well as securities previously issued.

        We do not expect to receive any proceeds from market-making transactions. We do not expect that Cowen and Company LLC or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to us.

        Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

        Unless we or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Conflicts of Interest

        Our affiliate, Cowen and Company LLC, may participate in the distribution of the securities as an underwriter, dealer or agent. As our affiliate, Cowen and Company LLC would be deemed to have a "conflict of interest" with us under Rule 5121 of the Financial Industry Regulatory Authority, Inc. ("FINRA") with regard to any offering of the securities it participates in. Therefore, any offering of the securities Cowen and Company LLC participates in will be conducted in compliance with the applicable requirements of FINRA Rule 5121. Cowen and Company LLC will not participate in the distribution of an offering of securities that do not have a bona fide public market within the meaning of Rule 5121 and are not investment grade rated within the meaning of Rule 5121 or securities in the same series that have equal rights and obligations as investment grade rated securities unless either (1) each member firm responsible for managing the public offering does not have a conflict of interest within the meaning of Rule 5121, is not an affiliate of any member that does have a conflict of interest, and meets the requirements of Rule 5121 with respect to disciplinary history or (2) a qualified independent underwriter within the meaning of Rule 5121 has participated in the preparation of the prospectus supplement or other offering document for the offering of securities and has exercised the usual standards of due diligence with respect thereto. Neither Cowen and Company LLC nor any other FINRA member participating in an offering of these securities that has a conflict of interest will confirm initial sales to any discretionary accounts over which it has authority without the prior specific written approval of the customer.

        In compliance with guidelines of FINRA, the maximum commission, discount or other underwriting compensation to be received by the participating FINRA members may not exceed 8% of the aggregate principal amount of securities offered pursuant to this prospectus. We anticipate, however, that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

LEGAL MATTERS

        Certain legal matters in connection with the sale of the securities offered hereby will be passed upon for us by Willkie Farr & Gallagher LLP, and will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we file in the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC's Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

        The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for documents filed by us under the Exchange Act is 001-34516.

        The SEC allows us to incorporate by reference into this prospectus the information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC under the Exchange Act will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. We incorporate by reference the documents listed below (other than any portions thereof, which under the Exchange Act and applicable SEC rules, are not deemed "filed" under the Exchange Act) and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of securities covered by this prospectus:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2013, filed on March 3, 2014 (including information specifically incorporated by reference into the Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed on April 30, 2014);

  •
  Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2014, filed on May 8, 2014; and

  •
  Our Current Reports on Form 8-K filed on March 11, 2014, March 18, 2014 and June 5, 2014.

        All other documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement and prior to the termination of the offering of securities covered by this prospectus shall also be deemed to be incorporated by reference in this prospectus and to be a part hereof from the respective dates of the filing of such documents (other than any such documents, or portions thereof, which under the Exchange Act and applicable SEC rules, are not deemed "filed" under the Exchange Act). If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus or a subsequent incorporated document, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.

        You may also request a copy of these filings, at no cost, by writing or telephoning us at:

Cowen Group, Inc.
599 Lexington Avenue
New York, New York 10022
(212) 845-7900

        Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have been specifically referenced in this prospectus.

$

Cowen Group, Inc.

            % Senior Notes due 2021

PROSPECTUS SUPPLEMENT

                , 2014

Joint Book-Running Managers

Sterne Agee

Janney Montgomery Scott

Cowen and Company

Co-Managers

Wunderlich Securities
Incapital
JMP Securities
Ladenburg Thalmann